UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ASTERA LABS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ASTERA LABS, INC.
2345 North First Street
San Jose, CA 95131
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

To be held June 4, 2026
Notice is hereby given that the 2026 Annual Meeting of Stockholders, or Annual Meeting, of Astera Labs, Inc., a Delaware corporation, or the Company, will be held on June 4, 2026 at 8:00 a.m. (Pacific Time), at the offices of Astera Labs, Inc. at 2345 North First Street, San Jose, California 95131.
The purposes of the Annual Meeting are the following:
1.
To elect three Class II directors to our board of directors to serve until the 2029 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026;
3.	To approve, on an advisory basis, the compensation of our named executive officers (“NEOs”) as disclosed in our proxy materials (Say-on-Pay);
4.	To approve, on an advisory basis, the holding of future advisory votes on the compensation of our NEOs every one year, two years or three years; and
5.	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Only Astera Labs, Inc. stockholders of record at the close of business on April 13, 2026 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.
We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or Notice, instead of a paper copy of our proxy materials and our 2025 Annual Report to Stockholders, or 2025 Annual Report. The Notice contains instructions on how to access those documents and to cast your vote. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2025 Annual Report.
Your vote is important. Whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented. Please vote as soon as possible, even if you plan to attend the Annual Meeting, by completing, dating, signing and returning the proxy card (if one was received), or voting over the telephone or internet as instructed in the Notice. Even if you voted by proxy, you may still vote if you attend the Annual Meeting. Please note if your shares are held of record by a broker, bank or other nominee, you must follow the instructions provided by your broker, bank or other nominee.

By order of the Board of Directors,

Jitendra Mohan
Co-Founder, Chief Executive Officer and Director
San Jose, California
April 23, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 4, 2026 at 2345 North First Street, San Jose, California 95131: This proxy statement and our 2025 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxyvote.com.

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements regarding our plans and goals, made in this document are forward-looking. We use words such as anticipates, believes, continue, expects, future, intends, well-positioned and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our 2025 Annual Report on Form 10-K. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written request to Astera Labs, Inc., 2345 North First Street, San Jose, California 95131, Attention: Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are also available on the SEC’s website at www.sec.gov.

ASTERA LABS, INC.

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 4, 2026

GENERAL INFORMATION
This proxy statement contains information about the 2026 Annual Meeting of Stockholders, or the Annual Meeting, of Astera Labs, Inc., which will be held on June 4, 2026 at 8:00 a.m. (Pacific Time). The Annual Meeting will be held at the offices of Astera Labs, Inc. at 2345 North First Street, San Jose, California 95131. The board of directors of Astera Labs, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Astera Labs,” “the Company,” “we,” “us” and “our” refer to Astera Labs, Inc. and its consolidated subsidiaries, as appropriate. The mailing address of our principal executive offices is Astera Labs, Inc., 2345 North First Street, San Jose, California 95131.
When will the proxy statement and the accompanying materials be made available to stockholders?
We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 23, 2026, we intend to begin mailing a Notice of Internet Availability of Proxy Materials, or Notice, to stockholders of record entitled to vote at the Annual Meeting.
Stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of printing our Annual Meeting materials.
We intend to mail the Notice to holders of record on or about April 23, 2026. The Notice provides instructions as to how stockholders may access and review our proxy materials on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials be sent to them by mail or electronically by e-mail. There is no charge to request a copy, but in order to receive a paper package in time for the Annual Meeting, you must make the request prior to May 21, 2026.
Who is soliciting my vote and what is the cost?
We will pay the cost of soliciting proxies. Brokers, banks and other nominees will be requested to forward proxy soliciting material to the owners of stock held in their names, and we may reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials. If you choose to access the proxy materials or vote over the Internet or via telephone, you are responsible for any Internet access charges or telephone charges that you may incur.
Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, telephone, personal conversations, e-mails, or otherwise.
How can I attend and vote at the Annual Meeting?
You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on April 13, 2026, or the Record Date. The Annual Meeting will be held on Thursday, June 4, 2026 at 8:00 a.m. Pacific Time at the offices of Astera Labs, Inc. at 2345 North First Street, San Jose, California 95131. Directions to the Annual Meeting may be obtained by emailing ir@asteralabs.com. Information on how to vote in person at the Annual Meeting is discussed below.

When is the Record Date for the Annual Meeting?
The Record Date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 13, 2026.
How many votes can be cast by all stockholders?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. If on the Record Date, your shares were registered directly in your name with our transfer agent, then you are a stockholder of record. If on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and your brokerage firm, bank or other similar organization should provide you with instructions. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account.
There were 171,281,952 shares of our common stock, par value $0.0001 per share, outstanding on April 13, 2026, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. No undesignated preferred stock has been issued as of the Record Date.
How is a quorum reached?
Our Second Amended and Restated Bylaws, or bylaws, provide that presence in person or by remote communication, if applicable, or represented by proxy, of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the Annual Meeting shall be necessary and sufficient to constitute a quorum.
Under the General Corporation Law of the State of Delaware, or DGCL, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.
How many votes are needed to approve each proposal?
Under our bylaws, when a quorum is present at any meeting of stockholders, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Amended and Restated Certificate of Incorporation, or certificate of incorporation, or bylaws. Any election of directors is decided by a plurality of the votes properly cast on the election of directors.
To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes properly cast on the election of directors, meaning that the director nominees receiving the most “For” votes will be elected. If nominees are unopposed, election requires only a single vote “For” or more. Votes withheld and broker “non-votes” will have no effect on the election of directors.
To ratify the appointment of our independent registered public accounting firm via Proposal No. 2, the affirmative vote of a majority of the votes properly cast for and against the proposal is required. Abstentions and broker “non-votes,” if any, will have no effect on the outcome of the vote.
To approve on an advisory basis the compensation of our NEOs via Proposal No. 3, the affirmative vote of a majority of the votes properly cast for and against the proposal is required. Abstentions and broker “non-votes” will have no effect on the outcome of the vote.
The frequency in Proposal No. 4 receiving the greatest number of votes cast (i.e., every one year, every two years or every three years) will be considered the frequency selected by our stockholders. Abstentions and broker “non-votes” will have no effect on the outcome of the vote.
How do I vote my shares without attending the Annual Meeting?
If you are a stockholder of record, you can vote by proxy over the Internet or by telephone by following the instructions provided in the Notice, or, if you requested printed copies of the proxy materials by mail, you can vote by mailing, signing and dating your proxy card as described in the proxy materials. In order to be counted, proxies submitted by Internet or telephone must be received by the cutoff time of 11:59 p.m. Eastern Time on June 3, 2026. Proxies submitted by mail must be received by our Secretary before the start of the Annual Meeting.

If you are a beneficial owner of shares held in street name, please follow the instructions from your broker, bank or other nominee on how to vote.
If no voting instructions are given, how are votes counted?
If you are a stockholder of record and properly submitted your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit such a proxy without giving voting instructions, your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other nominee how to vote your shares, your broker, bank or other nominee may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange, or NYSE, which are also applicable to Nasdaq-listed companies, brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “routine” items but will not be allowed to vote your shares with respect to “non-routine” items. Proposal No. 1, 3 and 4 are considered to be “non-routine” items. If you do not instruct your broker how to vote with respect to these proposals, your broker may not vote for these proposals, and those votes will be counted as broker “non-votes.” Proposal No. 2 is considered to be a “routine” item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you. If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other nominee by the deadline provided in the materials you receive from your broker, bank or other nominee.
How do I revoke my proxy?
You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet or by telephone by the cutoff time of 11:59 p.m. Eastern Time on June 3, 2026, (2) attending and voting at the Annual Meeting (although attendance without voting at the Annual Meeting will not revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Secretary. Any written notice of revocation or subsequent proxy card must be received by our Secretary before the start of the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Secretary or sent to our principal executive offices at Astera Labs, Inc., 2345 North First Street, San Jose, CA 95131, Attention: Secretary.
If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or other nominee in order to find out how to change your vote.
Will a list of record stockholders as of the record date be available?
At least 10 days before the Annual Meeting, a list of the stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder will be open to the examination of any stockholder at the Company’s principal executive office.
How can I know the voting results?
We plan to announce preliminary voting results at the Annual Meeting and will publish final results, if available, in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.
Which proposals are included in this Proxy Statement?
This Proxy Statement contains four proposals requiring stockholder action. Proposal No. 1 requests the election of three Class II directors to our board of directors. Proposal No. 2 requests the ratification of the appointment of

PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Proposal No. 3 requests that you approve, on an advisory basis, the compensation of our NEOs as disclosed in our proxy materials pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis (CD&A), the compensation tables, and the related narrative disclosure (the “Say-on-Pay Proposal”). Proposal No. 4 requests that you approve, on an advisory basis, the holding of future advisory votes on the compensation of our NEOs every one year, two years or three years (the “Say-on-Pay Frequency Proposal”). Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL NO. 1 – ELECTION OF CLASS II DIRECTORS
Our board of directors currently consists of eight members. There are three directors in the class whose term of office expires at the Annual Meeting. In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:
•	the Class I directors are Jitendra Mohan, Stefan Dyckerhoff and Bethany Mayer, and their terms will expire at the annual meeting to be held in 2028;
•	the Class II directors are Sanjay Gajendra, Craig Barratt and Michael Hurlston, and their terms will expire at the Annual Meeting; and
•	the Class III directors are Manuel Alba and Jack Lazar, and their terms will expire at the annual meeting of stockholders to be held in 2027.
Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.
Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation also provides that our directors may be removed only (i) for cause and (ii) only by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares then entitled to vote in an election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our remaining directors then in office.
Our board of directors has nominated Sanjay Gajendra, Craig Barratt and Michael Hurlston for election as the Class II directors at the Annual Meeting. The nominees are presently directors.
Each of the nominees has consented to being named as a nominee and, thus, indicated a willingness to continue to serve as directors, if elected. If the nominees become unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our board of directors. If elected, the Class II directors would serve for a three-year term ending at the annual meeting of stockholders to be held in 2029 or until his or her successor has been duly elected and qualified or until his or her earlier resignation, death or removal.
Nominees for Election as Class II Directors
The following table identifies our Class II directors and sets forth their principal occupation and business experience during the last five years and their ages as of April 15, 2026.

Name	Positions and Offices Held with Astera Labs	Director Since	Age
Sanjay Gajendra	Co-Founder, President, Chief Operating Officer and Director	2017	51
Craig Barratt	Director	2025	63
Michael Hurlston	Director	2022	59

Sanjay Gajendra is a co-founder of Astera Labs, and has served as our Chief Operating Officer and as a member of our board of directors since November 2017, and as President since November 2023, and served as our Chief Financial Officer and Treasurer from November 2017 to July 2020. Prior to founding Astera Labs, Mr. Gajendra served as Product Line (General) Manager at Texas Instruments Inc. (NYSE: TXN) from July 2014 to October 2017 and a Director of Product Management from January 2012 to June 2014; a Product Manager at National Semiconductor Corporation (formerly NYSE: NSM) from June 2006 to December 2011, and a Principal Software Engineer from May 2000 to June 2006; and a Senior Software Engineer at Wipro Limited (NYSE: WIT), a consulting company, from September 1996 to February 2000. Mr. Gajendra holds a Master of Engineering degree in engineering management from University of Colorado Boulder. We believe that Mr. Gajendra is qualified to serve as a member of our board of directors because of his knowledge of our industry, company and our business, his experience building and leading our company and his perspective into corporate matters as our Chief Operating Officer.
Craig Barratt has served as a member of Astera Labs’ board of directors since March 2025. Dr. Barratt is currently an independent business consultant. Until May 2020, Dr. Barratt served as Senior Vice President and General Manager of the Connectivity Group of Intel Corporation (Nasdaq: INTC), a semiconductor company, since its acquisition of Barefoot Networks, Inc., a computer networking company, in July 2019, where he previously served as President and

Chief Executive Officer since April 2017. Dr. Barratt held several different roles at Google, Inc. (Nasdaq: GOOG), an Internet company, from June 2013 to January 2017, including Senior Vice President, Access and Energy. He previously served as president of Qualcomm Atheros, the networking and connectivity subsidiary of Qualcomm Inc. (Nasdaq: QCOM), a mobile technology company, from 2011 to 2013. He served as President, Chief Executive Officer and a director of Atheros Communications, Inc. (formerly Nasdaq: ATHR), a fabless semiconductor company, from 2003 until its 2011 acquisition by Qualcomm. Dr. Barratt has served on the board of directors of Intel since November 2025, and will become chairman of the board of directors effective May 13, 2026. Dr. Barratt has also served on the board of directors of Intuitive Surgical, Inc. (Nasdaq: ISRG), a medical devices company, since April 2011, as chair of the board of directors from April 2020 to July 2025, and lead independent director since July 2025. Dr. Barratt previously served on the board of directors of IonQ, Inc. (NYSE: IONQ), a quantum computing company, from January 2021 until June 2024. Dr. Barratt holds Ph.D. and M.S. degrees in electrical engineering from Stanford University, as well as a B.E. in electrical engineering and a B.S. degree in pure mathematics and physics from the University of Sydney in Australia. We believe Dr. Barratt is qualified to serve as a member of our board of directors because of his extensive senior leadership experience and knowledge of the semiconductor industry.
Michael Hurlston has served as a member of Astera Labs’ board of directors since November 2022. Mr. Hurlston is currently the President, Chief Executive Officer and Director of Lumentum Holdings Inc. (Nasdaq: LITE), an optical and photonic products company, where he has served since February 2025. Previously, Mr. Hulrston served as the President, Chief Executive Officer, and Director of Synaptics, Inc. (Nasdaq: SYNA), a semiconductor company, from August 2019 to February 2025. Prior to joining Synaptics, Mr. Hurlston served as the Chief Executive Officer and a member of the board of directors of Finisar Corporation (formerly Nasdaq: FNSR), a telecommunications company, from January 2018 to August 2019. Before joining Finisar, Mr. Hurlston served in various roles at Broadcom Limited (Nasdaq: AVGO), a semiconductor company, and its predecessor corporation, from November 2001 to October 2017, including Senior Vice President and General Manager of the Mobile Connectivity Products/Wireless Communications and Connectivity Division from February 2016 to October 2017 and from September 2009 to January 2013 and as Executive Vice President of Sales from January 2013 to February 2016. Additionally, Mr. Hurlston previously held senior marketing and engineering positions at Oren Semiconductor, Inc., Avasem, Integrated Circuit Systems, Inc., MicroPower Systems Inc., Exar Corporation, and IC Works Inc. from 1991 to 2001. Mr. Hurlston has served as a member of the board of directors of Flextronics International, Ltd. (Nasdaq: FLEX), a manufacturing company, since September 2020, and currently serves on the Board of Executive Trustees of the UC Davis Foundation and on the Dean’s Executive Committee for the College of Engineering and the Dean’s Advisory Counsel for the Graduate School of Management at the University of California, Davis. Mr. Hurlston previously served as a director of Ubiquity Inc. (NYSE: UI) from August 2016 to August 2021. Mr. Hurlston holds Bachelor of Science and Master of Science degrees in electrical engineering and a Master of Business Administration from the University of California, Davis. We believe Mr. Hurlston is qualified to serve as a member of our board of directors because of his experience in our industry and extensive experience in senior leadership positions at technology companies.
Director Commitments
Our board of directors recognizes that excessive time commitments may impair a director’s ability to fulfill his or her responsibilities effectively, and our nominating and corporate governance committee and board consider a director’s other commitments in evaluating continued service.
The specific facts and circumstances of Mr. Hurlston’s service on our board of directors demonstrate that he is well-positioned to continue to serve effectively as a board member. In particular:
•
Mr. Hurlston brings a unique and valuable perspective to board discussions as a result of his decades of experience as an executive, including as a chief executive officer, in the semiconductor and technology industries. His experience provides our board with current industry insight as well as deep operational, management, human capital and executive compensation expertise. In addition, his service on other public company boards in the same ecosphere enhances his contributions by providing perspectives and insights that are not readily available.

•
Mr. Hurlston consistently demonstrates a high level of availability and commitment. He attended all board meetings, all compensation committee meetings and the annual stockholder meeting in fiscal year 2025. He is consistently well-prepared and actively engaged, contributing meaningfully through thoughtful questions, comments and participation in board deliberations.

•
The company at which Mr. Hurlston serves as chief executive officer is headquartered within close proximity (approximately three miles) of our headquarters, which facilitates his attendance at meetings and reduces travel-related time constraints.

•	Mr. Hurlston has affirmed to our board his commitment to dedicate the time necessary to fulfill his responsibilities as a director.
Based on these considerations, the nominating and corporate governance committee and board reviewed Mr. Hurlston’s time commitments and his ability to effectively serve on our board. Following this review, the committee recommended, and the board unanimously approved, his nomination. The board has determined that Mr. Hurlston’s continued service is appropriate and in the best interests of the Company and its stockholders, and that he has demonstrated, and will continue to demonstrate, his ability to devote sufficient time and attention to his duties.
Vote Required and Board of Directors’ Recommendation
To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes properly cast on the election of directors, meaning that the director nominees receiving the most “For” votes will be elected. If nominees are unopposed, election requires only a single vote or more. Votes withheld and broker “non-votes” will have no effect on the election of directors.
Properly submitted proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy or at the Annual Meeting. The nominees have consented to serve as our directors, if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.
The proposal for the election of directors relates solely to the election of Class II directors nominated by our board of directors.
The board of directors unanimously recommends voting “FOR” the election of each of Sanjay Gajendra, Craig Barratt and Michael Hurlston as the Class II directors, to each serve for a three-year term ending at the annual meeting of stockholders to be held in 2029 and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.
Directors Continuing in Office
The following table and biographies identify our directors continuing in office and set forth their principal occupation and business experience during the last five years and their ages as of April 15, 2026.

Name	Positions and Offices Held with Astera Labs	Director Since	Class and Year in Which Term Will Expire	Age
Jitendra Mohan	Co-Founder, Chief Executive Officer and Director	2017	Class I – 2028	52
Stefan Dyckerhoff	Director	2019	Class I – 2028	53
Bethany Mayer	Director	2024	Class I – 2028	64
Manuel Alba	Chair and Director	2018	Class III – 2027	70
Jack Lazar	Director	2022	Class III – 2027	60

Class I Directors (Term Expires at 2028 Annual Meeting)
Jitendra Mohan is a co-founder of Astera Labs, and has served as our Chief Executive Officer and as a member of our board of directors since November 2017, and served as our President from November 2017 to November 2023. Prior to founding Astera Labs, Mr. Mohan served as Product Line (General) Manager at Texas Instruments Inc. (Nasdaq: TXN), a semiconductor company, from March 2012 to October 2017; and at National Semiconductor Corporation (NYSE: NSM), a semiconductor company, from June 1996 to March 2012 in various technical roles, including most recently as a Design Director. Mr. Mohan holds a Bachelor of Technology degree in electrical engineering from Indian Institute of Technology, Bombay, and a Master of Science degree in electrical engineering from Stanford University. We believe that Mr. Mohan is qualified to serve as a member of our board of directors because of his knowledge of our company and our business, his experience building and leading our company and his perspective into corporate matters as our Chief Executive Officer.

Stefan Dyckerhoff has served as a member of Astera Labs’ board of directors since November 2019. Mr. Dyckerhoff is currently a Managing Director of Sutter Hill Ventures, a venture capital firm, where he has served since October 2012. Prior to joining Sutter Hill Ventures, Mr. Dyckerhoff served in various roles at Juniper Networks (NYSE: JNPR), a software company, from October 2009 to December 2012, including most recently as the Executive Vice President and General Manager of the Platform Systems Division from March 2011 to December 2012. Additionally, from May 2004 to September 2009, Mr. Dyckerhoff served in various roles at Cisco Systems (Nasdaq: CSCO), a software company, including most recently as Vice President & General Manager of the Edge Routing Business Unit from February 2007 to October 2009. Mr. Dyckerhoff has served as a member of the board of directors of SiFive, a semiconductor company, since September 2015, Atmosic Technologies, a semiconductor company, since April 2017, and Enfabrica, a computer networking products company, from May 2020 to December 2025. Mr. Dyckerhoff holds a Bachelor of Science in electrical engineering and computer science from Duke University and a Master of Science in electrical engineering from Stanford University. We believe Mr. Dyckerhoff is qualified to serve as a member of our board of directors because of his experience as an investor and executive in our industry.
Bethany Mayer has served as a member of Astera Labs’ board of directors since June 2024. Previously, she served as Executive Vice President of Corporate Development and Technology of Sempra Energy (NYSE: SRE), an energy infrastructure company, from November 2018 to January 2019. From 2014 through April 2017, she was the President and Chief Executive Officer of Ixia (Nasdaq: XXIA), a market leader in test, visibility, and security solutions, until it was acquired by Keysight Technologies in April 2017. From 2011 through 2014, Ms. Mayer served as Senior Vice President and General Manager of HP Inc.’s (NYSE: HPQ) Networking Business unit and the NFV business unit. From 2010 until 2011, she served as Vice President, Marketing and Alliances, for HP’s Enterprise Servers Storage and Networking Group. Prior to joining HP, she held leadership roles at Blue Coat Systems, Cisco Systems (Nasdaq: CSCO) and Apple, Inc. (Nasdaq: AAPL). She has served on the board of directors of Hewlett Packard Enterprise (NYSE: HPE), multinational information technology company, since June 2023; Box, Inc. (NYSE: BOX), a cloud-based content management platform, since April 2020, where she is currently chair; and LAM Research Corporation (Nasdaq: LRCX), a semiconductor equipment company, since May 2019. Ms. Mayer previously served on the board of directors of Sempra Energy from June 2019 to September 2024; Ixia from 2014 through April 2017; Delphi Automotive PLC, an auto parts supplier, from August 2015 to April 2016; and Marvell Technology, Inc. (formerly Marvell Technology Group) (Nasdaq: MRVL), an infrastructure semiconductor solutions company, from May 2018 to June 2022. Ms. Mayer holds a B.S. in political science from Santa Clara University, an M.B.A. from California State University-Monterey Bay, and an M.S. in cybersecurity from New York University. We believe Ms. Mayer is qualified to serve as a member of our board of directors because of her extensive experience as an executive and board member of publicly traded technology companies.
Class III Directors (Term Expires at 2027 Annual Meeting)
Manuel Alba has served as the Chair of the board of directors of the Company since its founding in March of 2018. Mr. Alba currently serves as a director of Kardium (Canada) since 2008, Lightbits (Israel) since 2016, Xsight Labs (Israel) since 2017, Lyte.ai (California) since January 2023, and Element Labs (Israel) since August 2024. Previously, Mr. Alba was a co-founder, director and President of Galileo Technology (Israel, GALTF) from 1994 to 2001, director of Marvell (Nasdaq: MRVL) from 2001 to 2004, director of Pixer (Israel) from 2005 to 2008, director of Copperleaf Technologies (Canada, CPLF) from 2010 to 2024, director of Annapurna Labs (Israel) from 2011 to 2015, director of Habana Labs (Israel) from 2016 to 2020, and director of Banias Labs (Israel) from 2020 to 2022. During his career, Mr. Alba has worked as a design engineer, technical marketing engineer, technology business executive, and active founding investor. Mr. Alba has also served as a board member of various non-profit organizations. Mr. Alba holds a Bachelor of Science degree in electrical engineering from the National Polytechnic Institute in Mexico City, Master of Science degrees in computer engineering and engineering management from the University of Southern California, and a Master of Business Administration from the University of Santa Clara. We believe Mr. Alba is qualified to serve as a member of our board of directors because of his experience as an executive and founder in our industry and his extensive knowledge of our company.
Jack Lazar has served as a member of Astera Labs’ board of directors since December 2022. Since January 2025, Mr. Lazar has served as CEO of Razal Ventures and from March 2016, he has served as an independent business consultant. From January 2014 to March 2016, Mr. Lazar served as the Chief Financial Officer of GoPro, Inc. (Nasdaq: GPRO), a provider of wearable and mountable capture devices. From May 2011 to January 2013, Mr. Lazar served as Senior Vice President, Corporate Development at Qualcomm Incorporated (Nasdaq: QCOM) and General Manager of Qualcomm Atheros, Inc., a developer of communications semiconductor solutions. From September 2003 until it was acquired by Qualcomm Incorporated in May 2011, Mr. Lazar served in various positions at Atheros Communications, Inc. (Nasdaq: ATHR), a provider of communications semiconductor solutions, including most recently as Senior Vice President of Corporate Development, Chief Financial Officer, and Secretary. Mr. Lazar has served as a member of the board of directors of Resideo Technologies, Inc. (NYSE: REZI), a provider of comfort and security solutions, since September 2018; Box, Inc. (NYSE: BOX), an enterprise cloud content and file sharing provider, since March 2020; and GlobalFoundries, Inc. (Nasdaq: GFS), a semiconductor manufacturing company, since July 2021. Mr. Lazar previously served on the board of directors of ThredUp Inc. (Nasdaq: TDUP), an online secondhand clothing marketplace company, from June 2017 to May 2025; Silicon Laboratories Inc. (Nasdaq: SLAB), a wireless internet of things technology company, from April 2013 to April 2022; and Casper Sleep Inc. (NYSE: CSPR), a sleep products company, from April 2019 to January 2022. Mr. Lazar has a Bachelor of Science in commerce with an emphasis in accounting from Santa Clara University. We believe Mr. Lazar is qualified to serve as a member of our board of directors because of his experience in our industry and his extensive experience as an executive and board member of publicly traded technology companies.
There are no material legal proceedings to which any of our directors is a party adverse to us or our subsidiaries or in which any such person has a material interest adverse to us or our subsidiaries.
Executive Officers Who Are Not Directors
The following table identifies our executive officers who are not directors and sets forth their current positions at Astera Labs and their ages as of April 15, 2026.

Name	Position Held with Astera Labs	Officer Since	Age
Desmond Lynch	Chief Financial Officer	2026	46
Philip Mazzara	General Counsel and Secretary	2022	47

Desmond Lynch has served as our Chief Financial Officer since March 2026. Prior to joining us, Mr. Lynch served as Senior Vice President, Finance and Chief Financial Officer of Rambus Inc. (Nasdaq: RMBS), a chip and IP provider, from August 2022 until February 2026 and served as the Vice President of Finance and Investor Relations of Rambus from 2020 until 2022. In addition, Mr. Lynch served as Vice President, Finance of Knowles Corporation (NYSE: KN), an audio solutions company, from 2019 to 2020. Previously, Mr. Lynch served as Vice President, Finance/Senior Director, Financial Planning and Analysis at Renesas Electronics Corporation/Integrated Device Technology, Inc., an analog and mixed signal semiconductor company, from 2016 to 2019. Mr. Lynch also served as Director, Financial Planning and Analysis at Atmel Corporation (Nasdaq: ATML), a semiconductor company, from 2010 to 2016, prior to its acquisition by Microchip Technology. Mr. Lynch received a Bachelor’s degree in accounting and finance from the University of Glasgow, Scotland, in 2000, and is a Chartered Accountant with the Institute of Chartered Accountants of Scotland.
Philip Mazzara has served as our General Counsel and Secretary since September 2022, and previously as our Vice President of Legal from February 2022 to August 2022. Prior to joining Astera Labs, Mr. Mazzara served as Vice President, General Counsel, and Corporate Secretary for Innovium, Inc. from May 2018 to December 2021 and Director of Legal from August 2015 to May 2018. Mr. Mazzara holds a J.D./M.B.A. from Stanford Law School and the Stanford Graduate School of Business.
There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors and executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and executive officers and any other person or persons pursuant to which he or she is to be selected as a director or executive officer, respectively.
There are no material legal proceedings to which any of our executive officers is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.

PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Astera Labs’ stockholders are being asked to ratify the appointment by the audit committee of the board of directors of PricewaterhouseCoopers LLP as Astera Labs’ independent registered public accounting firm for the fiscal year ending December 31, 2026. PricewaterhouseCoopers LLP has served as Astera Labs’ independent registered accounting firm since 2021.
The audit committee is solely responsible for selecting Astera Labs’ independent registered public accounting firm for the fiscal year ending December 31, 2026. Stockholder approval is not required to appoint PricewaterhouseCoopers LLP as Astera Labs’ independent registered public accounting firm. However, the board of directors believes that submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will consider whether to retain PricewaterhouseCoopers LLP. If the selection of PricewaterhouseCoopers LLP is ratified, the audit committee, at its discretion, may still direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Astera Labs and its stockholders.
A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions from our stockholders.
Independent Registered Public Accounting Firm Fees
Astera Labs incurred the following fees from PricewaterhouseCoopers LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2025 and December 31, 2024. All fees described below were pre-approved by the audit committee.

	2025 ($)	2024 ($)
Audit Fees(1)	3,490,000	2,158,000
Audit-Related Fees(2)	250,000	30,000
Tax Fees(3)	140,000	44,000
All Other Fees(4)	2,000	2,000
Total Fees	3,882,000	2,234,000

(1)
“Audit Fees” include amounts billed or to be billed for professional services rendered for the audit of our annual financial statements, the review of our interim financial statements included in our quarterly reports on Form 10-Q and the review of documents filed with the Securities and Exchange Commission (the “SEC”).

(2)
“Audit-Related Fees” consist of fees for implementation assessment services in 2025 in connection with the planned implementation of a new Enterprise Resource Planning (ERP) system and in 2024 in connection with assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)	“Tax Fees” consist of fees for professional services provided for general tax consulting and compliance in both years.
(4)	“All Other Fees” consist of fees for licensed software tools used for financial reporting in both years.
Audit Committee Pre-approval Policy and Procedures
We have adopted a policy under which our audit committee must pre-approve all audit and permissible non-audit services to be provided by our independent registered public accounting firm. Our audit committee may pre-approve our independent registered public accounting firm to perform a specific project, set of services, or transaction for our Company or certain categories of services for our Company. As part of its review, our audit committee also considers whether the categories of pre-approved services are consistent with the SEC’s rules on auditor independence. Our audit committee has pre-approved all services provided by our independent registered public accounting firm since the pre-approval policy was adopted prior to our IPO.
Vote Required and Board of Directors’ Recommendation
To ratify the appointment of PricewaterhouseCoopers as our independent registered public accounting firm via Proposal No. 2, the affirmative vote of a majority of the votes properly cast for and against this proposal is required. Shares that are voted “abstain” and broker “non-votes”, if any, will not affect the outcome of this proposal.
The board of directors unanimously recommends voting “FOR” Proposal No. 2 to ratify the appointment of PricewaterhouseCoopers LLP as Astera Labs’ independent registered public accounting firm for the fiscal year ending December 31, 2026.

PROPOSAL NO. 3 – ADVISORY VOTE TO APPROVE
THE COMPENSATION OF OUR NEOs (SAY-ON-PAY)
As required by Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Astera Labs’ stockholders are being asked to approve, on an advisory basis, the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis (“CD&A”), the accompanying compensation tables, notes and related narrative disclosure in this Proxy Statement. This vote is commonly known as Say-on-Pay. Although this advisory vote to approve the compensation of Astera Lab’s NEOs is non-binding, the compensation committee and the board will carefully assess the voting results.
Stockholders are encouraged to review the entire Proxy Statement and, in particular, the CD&A and the Executive Compensation Tables that follow, for information on our executive compensation programs and other important items.
Astera Labs believes that the information provided in this Proxy Statement demonstrates that its executive compensation programs for NEOs are designed to link pay to performance, support its business goals, and promote short-term and long-term growth.
Accordingly, the board recommends that stockholders approve the compensation of Astera Labs’ NEOs by approving the following Say-on-Pay resolution:
RESOLVED, that the stockholders of Astera Labs approve, on an advisory basis, the compensation of the named executive officers identified in the “Summary Compensation Table,” as disclosed in our 2026 Proxy Statement pursuant to Item 402 of Regulation S-K, including the CD&A, the accompanying “Executive Compensation Tables” and the accompanying notes and narratives.
This vote is not intended to address any specific item of compensation, but rather Astera Lab’s overall compensation policies and procedures related to its NEOs.
Vote Required and Board of Directors’ Recommendation
To approve on an advisory basis the compensation of Astera Labs’ NEOs as disclosed in the CD&A, the accompanying compensation tables, notes and related narrative disclosure in this Proxy Statement via Proposal No. 3, the affirmative vote of a majority of the votes properly cast for and against this proposal is required. Shares that are voted “abstain” and broker “non-votes” will not affect the outcome of this proposal.
The board of directors unanimously recommends voting “FOR” Proposal No. 3 to approve on an advisory basis the compensation of Astera Labs’ NEOs.

PROPOSAL NO. 4 – ADVISORY VOTE ON
THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES
As required by Section 14A(a)(2) of the Exchange Act, Astera Labs’ stockholders are also being asked to approve on an advisory basis how frequently stockholders should have an opportunity to vote on an advisory basis to approve the compensation of our NEOs. This vote is commonly known as Say-on-Frequency. We are required by law to hold an advisory vote on Say-on-Frequency every six years and stockholders may vote to hold the advisory vote on Say-on-Pay once every one year, two years, or three years.
We recognize that the widely adopted standard is to hold Say-on-Pay votes annually. We also acknowledge current stockholder expectations and preferences regarding having the ability to express their views on the compensation of the Company’s NEOs on an annual basis. In light of investor expectations and prevailing market practice, the board recommends that stockholders approve a Say-on-Frequency of once every “ONE YEAR” (an annual vote) for future votes on Say-on-Pay.
Votes on the frequency for Say-on-Pay are advisory. Although your vote on this Say-on-Pay resolution is non-binding, the compensation committee and the board will carefully assess the voting results and will continue to review the advantages and disadvantages for each of the frequencies on Say-on-Pay votes regardless of the outcome of the vote. The board expects to be guided by the alternative that receives the greatest number of votes, even if that alternative does not receive a majority of the votes cast.
The next advisory Say-on-Frequency vote will occur at the 2032 Annual Stockholders’ Meeting.
Vote Required and Board of Directors’ Recommendation
To approve, on an advisory basis, the holding of future advisory votes on the compensation of our NEOs every one year, two years or three years via Proposal No. 3, the frequency receiving the greatest number of votes cast (i.e., every one year, every two years or every three years) will be considered the frequency selected by our stockholders. Shares that are voted “abstain” and broker “non-votes” will not affect the outcome of this proposal.
The board of directors unanimously recommends that stockholders vote for future advisory votes on the compensation of our NEOs to be held every “ONE YEAR” in Proposal No. 4.

CORPORATE GOVERNANCE
Director Independence
Applicable Nasdaq Stock Market LLC, or Nasdaq, rules require a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our board of directors has determined that each of Manuel Alba, Craig Barratt, Stefan Dyckerhoff, Michael Hurlston, Jack Lazar and Bethany Mayer does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence.
Board Committees
Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee, and may establish other committees from time to time. Each of the audit committee, compensation committee, and nominating and corporate governance committee operates under a charter and each committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee, and nominating and corporate governance committee is posted on the corporate governance section of our website, https://ir.asteralabs.com/corporate-governance/governance-overview.
Audit Committee
Jack Lazar, Bethany Mayer and Craig Barratt serve on the audit committee, which is chaired by Mr. Lazar. Our board of directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated each of Mr. Lazar and Ms. Mayer as an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2025, the audit committee met four times. The report of the audit committee is included in this proxy statement under “Report of the Audit Committee.” The audit committee’s responsibilities include:
•
selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements; helping to ensure the independence and performance of the independent registered public accounting firm;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end results of operations;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing and discussing with management our financial statements and our critical accounting policies and practices;
•	reviewing our quarterly earnings press releases and reviewing with management financial information and earnings guidance provided to analysis and rating agencies;
•	reviewing the adequacy of our internal controls;
•	reviewing our policies on risk assessment and risk management, including oversight of the management of cybersecurity risks through quarterly reports;

•	reviewing related-party transactions;
•	approving or, as required, pre-approving, all audit and all permissible non-audit services to be performed by the independent registered public accounting firm; and
•	overseeing the performance and independence of our internal audit function.
All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.
Compensation Committee
Michael Hurlston and Bethany Mayer serve on the compensation committee, which is chaired by Mr. Hurlston. Ms. Mayer joined the committee effective July 15, 2025, following Stefan Dyckerhoff’s rotation off the committee as of such date. Our board of directors has determined that each member of the compensation committee is “independent” as defined in the applicable Nasdaq and SEC rules. During the fiscal year ended December 31, 2025, the compensation committee met five times. The compensation committee’s responsibilities include:
•
reviewing and making recommendations to our board of directors regarding, the compensation of our executive officers, including any long-term incentive components of our compensation programs, any employment agreements, severance arrangements, change in control agreements or provisions, and any special or supplemental benefits;

•	reviewing and making recommendations to the board of directors regarding the compensation of non-employee directors;
•	approving the retention of compensation consultants or other advisers;
•	administering our equity-based plans;
•	reviewing and approving, or making recommendations to our board of directors regarding, incentive compensation and equity-based plans; and
•	overseeing administration of all incentive compensation and equity-based plans for our employees.
- Compensation Consultants
The compensation committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the compensation committee has engaged the services of Compensia, Inc., or Compensia, as an outside compensation consultant.
As requested by the compensation committee, in 2025, Compensia’s services to the compensation committee included assisting us in developing our peer group composition, analyzing benchmarking data with respect to our executives’ overall individual compensation and board of directors’ compensation for board and committee service, and providing information regarding current trends and developments in executive compensation, industry employee compensation retention practices, equity-based awards and employee stock purchase programs based on our peer group.
All executive compensation services provided by Compensia during 2025 were conducted under the direction or authority of the compensation committee, and all such work performed by Compensia was approved by the compensation committee. Neither Compensia nor any of its affiliates maintains any other direct or indirect business relationships with us or any of our subsidiaries. The compensation committee evaluated whether any work provided by Compensia raised any conflict of interest for services performed during 2025 and determined that it did not.
- Compensation Committee Interlocks and Insider Participation
As noted above, the Company’s compensation committee consists of Michael Hurlston and Bethany Mayer, who joined the committee in 2025 when Stefan Dyckerhoff ceased being a committee member. None of the members of the compensation committee in 2025 is currently or has been at any time one of our officers or employees. No executive officer currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more members of our board of directors serving as executive officers.
Nominating and Corporate Governance Committee
Stefan Dyckerhoff and Jack Lazar serve on the nominating and corporate governance committee, which is chaired by Mr. Dyckerhoff. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2025, the nominating and corporate governance committee met four times. The nominating and corporate governance committee’s responsibilities include:
•	identifying, evaluating, and making recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;
•	evaluating the performance of our board of directors, its committees, and management;
•	reviewing developments in corporate governance practices;
•	reviewing and evaluating the adequacy of our corporate governance practices; and
•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.
Director Nomination Process
Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board of directors, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.
Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees, including being able to read and understand basic financial statements and having personal integrity and ethics. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval to fill a vacancy or as director nominees for election to the board of directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.
The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:
•	Nominees should possess relevant experience and expertise to enable him or her to be able to offer germane advice and guidance to management.
•	Nominees should have proven achievement and competence in his or her field.
•	Nominees should have the ability to exercise sound business judgment.
•	Nominees should have an understanding of the fiduciary responsibilities required of a director.
•	Nominees should demonstrate commitment to devoting time and energy to the affairs of the Company.
•	Nominees should have a diverse personal background, perspective and experience.
•	Nominees should demonstrate a commitment to vigorously represent the long-term interests of the Company’s stockholders.
Our priority in the selection of board members is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, their ability to contribute positively to the collaborative culture among board members and their knowledge of our business and understanding of the competitive landscape. We do not have a specific board of directors diversity policy, but we fully appreciate the value of having a range of backgrounds, experiences, skill sets and perspectives on the Board. The Board believes that having a variety of points of view improves the quality of dialogue, contributes to a more effective decision-making process and enhances overall culture in the boardroom and is important to serving the long-term interests of stockholders.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such recommendations should be submitted to our Secretary at our principal executive offices and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder recommending the candidate as well as the name and address of the recommending stockholder. Stockholder director recommendations should be addressed to Astera Labs, Inc., 2345 North First Street, San Jose, CA 95131, Attention: Secretary. Assuming that biographical and background material has been provided, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.
Board and Committee Meetings Attendance
The full board of directors met four times during 2025. During 2025, each member of the board of directors attended at least 75% or more of the aggregate of the total number of meetings of the board of directors (held during the period for which such person has been a director) and the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).
Director Attendance at Annual Meeting of Stockholders
Each member of the board of directors is expected to make reasonable efforts to attend the Annual Meeting, and all of the directors serving on the board at the time attended the 2025 Annual Meeting.
Insider Trading Policy and Rule 10b5-1 Plan Policy
We have adopted an insider trading policy governing the purchase, sale and/or other disposition of our securities by employees, consultants, directors, and officers, which we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and the applicable exchange listing standards. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.
Our board of directors has adopted an additional policy that governs adoption, modification and termination of written securities trading plans, known as Rule 10b5-1 plans, by our directors, executive officers and certain other persons, or Covered Persons. These plans are intended to take advantage of a safe harbor provided under SEC rules from liability for violating federal antifraud prohibitions that proscribe certain insider trading, including Section 10(b) of the Exchange Act.
Policy on Pledging and Hedging of Company Stock
Our board of directors has adopted an insider trading policy that applies to all of our employees, consultants, directors, and officers. This policy prohibits the following transactions in our Company securities: short sales, the purchase or sale of derivative securities or hedging transactions, the use of our Company securities as collateral subject to margin calls, and the pledge of our Company securities as collateral for loans. Any waiver of our insider trading policy by our Compliance Officer must be reported to the audit committee.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to all of our directors, officers and employees, including the Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer or Controller. A current copy of the code is posted on the corporate governance section of our website, which is located at https://ir.asteralabs.com/corporate-governance/governance-overview. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.
Board’s Leadership Structure and Role in Risk Oversight
Manuel Alba has served as Chair of the board of directors since 2018. Mr. Alba is an independent, non-management director. The Chair is primarily responsible for overseeing the operations and affairs of the board of directors and acting as a liaison between management and the board of directors. Our non-employee, independent directors meet at regularly scheduled executive sessions without management participation. Manuel Alba, as Chair of the board of directors, presides at those sessions.

Currently, the role of Chair is separated from the role of Chief Executive Officer. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chair to lead the board of directors in its fundamental role of providing advice to, and independent oversight of, management. Our board of directors recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chair, particularly as the board of directors’ oversight responsibilities continue to grow. While our bylaws and our Corporate Governance Guidelines do not require that our Chair and Chief Executive Officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and reflects our commitment to strong corporate governance. If the Chair and Chief Executive Officer were to be the same person, the board of directors may consider appointment of a Lead Independent Director.
Our board of directors has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business, and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand our risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic, and reputational risk.
Communication with the Directors of Astera Labs, Inc.
Our board of directors provides to every stockholder the ability to communicate with our board of directors, as a whole, and with individual directors on our board of directors through an established process for stockholder communication (a “Securityholder Communication”). For a Securityholder Communication directed to the board of directors as a whole, securityholders may send such communication to the attention of the Chair of our board of directors via U.S. Mail or Expedited Delivery Service to Astera Labs, Inc., 2345 North First Street, San Jose, CA 95131, Attn: Chair of the Board of Directors, or by email to corporatesecretary@asteralabs.com.
For a Securityholder Communication directed to an individual director in his or her capacity as a member of the board of directors, securityholders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to Astera Labs, Inc., 2345 North First Street, San Jose, CA 95131, Attn: [Name of Individual Director], or by email to corporatesecretary@asteralabs.com.
We will forward by U.S. Mail any such stockholder communication to each director to whom such communication is addressed and to the Chair of our board of directors in his or her capacity as a representative of our board of directors, at the address specified by each such director and the Chair of our board of directors.

NON-EMPLOYEE DIRECTOR COMPENSATION
2025 Director Compensation Table
The following table presents the total compensation for each person who served as a non-employee director of our board of directors during the fiscal year ended December 31, 2025, or FY 2025. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our board of directors in FY 2025 for their services as members of the board of directors. During FY 2025, Messrs. Mohan and Gajendra served as members of our board of directors, as well as serving as employees, and were not separately compensated for their services as members of the board of directors. The compensation paid to Messrs. Mohan and Gajendra are reported in the “Executive Compensation—2025 Summary Compensation Table” below.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Manuel Alba(3)	—	217,115	217,115
Craig Barratt(4)	60,582	487,526	548,108
Stefan Dyckerhoff	75,342	217,115	292,457
Michael Hurlston	80,000	217,115	297,115
Jack Lazar	90,000	217,115	307,115
Bethany Mayer	77,158	217,115	294,273

(1)
As of December 31, 2025, Mr. Alba held 2,351 outstanding RSUs (which were subsequently forfeited by him in April 2026 prior to vesting), Mr. Barratt held 5,988 outstanding RSUs, Mr. Dyckerhoff held 2,351 outstanding RSUs, Mr. Hurlston held 42,351 outstanding RSUs, Mr. Lazar held 73,289 outstanding RSUs, and Ms. Mayer held 5,399 outstanding RSUs.

(2)
The amounts reported represent the aggregate grant date fair value of the restricted stock units granted to our directors during FY 2025, calculated in accordance with FASB, ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the restricted stock units reported in this column are set forth in Note 1 and Note 11 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended FY 2025. The amount reported in this column reflects the accounting cost for the award and does not correspond to the actual economic value that may be received by our directors upon vesting and settlement of the shares of restricted stock units or any sale of the shares.

(3)
In April, 2026, Mr. Alba waived his right to his annual equity grant from June 2025 that he previously was awarded for his service as a member of our board of directors. He previously waived his right to receive any future annual cash retainer fees during FY 2024.

(4)
Mr. Barratt joined our board on March 2, 2025. He received a prorated annual cash retainer and was granted an initial RSU award that vests in equal annual installments over three years from the date of the grant in connection with his appointment and an annual RSU award in June 2025 that vests in full on the earlier of the first anniversary of the grant date or our next annual meeting of stockholders, in each case, subject to Mr. Barratt’s continued service with the Company on each applicable vesting date.

We maintain a Non-Employee Director Compensation Policy (the “Director Compensation Policy”) pursuant to which our non-employee directors are eligible to receive the below cash retainers and equity awards (which will be prorated for partial years of service). The Director Compensation Policy was amended and restated in October 2025, effective January 1, 2026 (the “2026 Director Compensation Policy”), to reflect the following changed retainers and award amounts:

	2025 Annual Retainers ($)	2026 Annual Retainers ($)
Board of Directors:
Members	60,000	70,000
Additional retainer for non-executive chair	70,000	75,000
Audit Committee:
Members (other than chair)	12,500	15,000
Retainer for chair	25,000	30,000
Compensation Committee:
Members (other than chair)	10,000	10,000
Retainer for chair	20,000	20,000
Nominating and Corporate Governance Committee:
Members (other than chair)	5,000	7,500
Retainer for chair	10,000	15,000

In addition, the Director Compensation Policy provides that, upon initial election to our board of directors, each non-employee director will be granted a restricted stock unit award with a fair market value of $330,000, or Initial Grant, which the 2026 Director Compensation Policy updated to $365,000. The Initial Grant will vest in equal installments on the first, second, and third anniversaries of the grant date, subject to continued service with the Company through the applicable vesting date. Furthermore, on the date of each annual meeting of stockholders, each non-employee director who continues as a non-employee director following such meeting will be granted an annual restricted stock unit award with a fair market value of $200,000, or Annual Grant, which the 2026 Director Compensation Policy updated to $210,000. The Annual Grant will vest in full on the earlier of (i) the first anniversary of the grant date or (ii) our next annual meeting of stockholders, subject to continued service with the Company through the applicable vesting date. Such awards are subject to full accelerated vesting upon a change in control of the Company.
The aggregate amount of compensation, including both equity compensation and cash compensation, paid to any non-employee director in a calendar year period will not exceed $1,000,000 in the first calendar year such individual becomes a non-employee director and $750,000 in any other calendar year.
We will reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of the board of directors or any committee thereof.
Employee directors will receive no additional compensation for their service as a director.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction
This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program, including the compensation earned by our fiscal year 2025 “Named Executive Officers” (“NEOs” or “executive officer”), who are as follows:
Named Executive Officers

Jitendra Mohan	Sanjay Gajendra	Mike Tate	Philip Mazzara
Director, Co-Founder and Chief Executive Officer	Director, Co-Founder, President, Chief Operating Officer	Former Chief Financial Officer (thru March 2, 2026)*	General Counsel and Secretary

*	Mr. Tate retired on March 2, 2026 as the Company’s Chief Financial Officer, though he intends to provide transition services as a Strategic Advisor to our CEO until September 1, 2026.
The CD&A describes the elements of our executive compensation program, the factors the compensation committee (the “Committee”) and the board considered when making pay decisions for 2025, and how our program is designed to support long-term stockholder value creation.
2025 Pay and Performance Highlights
We delivered stellar results in 2025, as the market opportunity for our semiconductor-based connectivity solutions for AI and cloud infrastructure continued to grow rapidly. With the industry transitioning to rack-scale AI platforms, we saw diversification within our business ramping across new platforms, addressing new applications, and supporting new customers. With four product categories now shipping in volume, we believe we are well-positioned to continue increasing our dollar content within rack-scale AI systems.

*	See Appendix A for an explanation of Non-GAAP measures and a GAAP reconciliation.
Consistent with our strong performance, our annual cash incentive awards, which are primarily driven by revenue and Non-GAAP operating margin performance, paid out at 180.586% of target.

For 2025, our CEO and COO did not receive equity awards, as our board determined that their pre-IPO equity awards granted in 2024 provided ongoing equity incentives. For all other NEOs, the vast majority of their 2025 compensation was awarded as equity, and all compensation other than base salaries was variable and at risk, consistent with our compensation philosophy.

(1)	Excludes our CEO and COO, who did not receive equity awards in 2025.
Compensation Philosophy and Objectives
Our compensation approach reflects the talent demands of our strategy and the pace at which our business is evolving. Our NEOs are critical to strategic execution and growth, and we place a significant portion of their pay at risk, so compensation outcomes track our results and the long-term value we create for stockholders over time.
The program is structured around three core elements: base salary, annual incentives, and equity compensation. Together, these elements support our efforts to attract and retain executives, motivate, incentivize and reward performance, and align NEOs’ interests with those of our long-term stockholders.
The Committee and board of directors review our compensation operating principles and program structure at least annually to confirm that it continues to effectively motivate, reward, and retain our executive leadership team. We have not adopted strict policies or employed firm guidelines for allocating compensation between short and long-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation. However, we do strive to structure our executive compensation programs to be weighted towards long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders. The Committee considers a variety of factors in formulating and proposing the appropriate yearly mix among such compensatory elements, including our compensation philosophy and the value of outstanding equity awards granted in prior years.

Compensation Elements
Our NEOs’ compensation program for 2025 generally consists of the following principal elements:

Element	Structure	Compensation Period	Purpose and Key Features

Base Salary	Cash	1-Year Paid Regularly
Serves to attract and retain executives by providing a market-competitive fixed level of compensation that reflects each executive’s role, responsibilities, experience, and performance. Salary determinations are also informed by market data and internal equity considerations.

Annual Cash Incentives	Cash (Performance-based, with target opportunities tied to financial goals)	1-Year Annual Performance Paid Once
Serve to incentivize and reward the achievement of challenging annual Company objectives aligned with key financial objectives (revenue and Non-GAAP operating margin). At risk payouts tied to Company performance reinforce our performance-oriented culture.

Long-Term Incentives	Equity awards in form of RSUs	4-Year Vesting Period
Serve as a long-term motivation and retention tool that creates an ownership culture, encouraging NEOs to remain with our Company and build value. RSUs deliver value directly tied to our stock price performance over time, aligning executives’ interests with our stockholders by motivating NEOs to focus on sustained, holistic performance execution that will lead to long-term value creation.

Annual Base Salary
The Committee reviews base salaries annually, with input from the CEO and COO (other than for their own pay), and recommends adjustments to the board as warranted based on consideration of the factors outlined above. Following its review in February 2025, the board approved incremental increases effective February 1, 2025 to each NEO’s base salary as follows:

Named Executive Officer	2024 Salary ($)	2025 Salary ($)	Change (%)
Mr. Mohan	600,000	615,000	2
Mr. Gajendra	600,000	615,000	2
Mr. Tate	450,000	470,000	4
Mr. Mazzara	400,000	420,000	5

The actual base salaries paid to our NEOs in 2025 reflect proration for the portions of the year that each base salary level was in effect, and are set forth in the “Summary Compensation Table” below.

Annual Cash Incentives
Our annual cash incentive awards are intended to incentivize NEOs to deliver on key annual business priorities. In February 2025, the board approved a challenging set of performance goals for fiscal 2025. Payouts were based on performance against two financial metrics: revenue and Non-GAAP operating margin.

- Target Annual Cash Bonus Opportunities
In February 2025, upon the recommendation of the Committee, the board established target bonus opportunities for each NEO, established as a percentage of each NEO’s respective 2025 base salary. The board of directors determined to increase the target bonus opportunities for each of Messrs. Mohan, Gajendra and Tate to provide strong performance incentives that recognize and reward the significance of their respective continued contributions to our performance trajectory. With respect to Mr. Tate in particular, the board considered his experience, the impact and near-term significance of his role to the strategic trajectory of the Company and its desire to ensure his target bonus opportunity remained market competitive.

Named Executive Officer	2025 Target Annual Cash Bonus Opportunity (as a percentage of base salary) (%)	2025 Target Annual Cash Bonus Opportunity ($)
Mr. Mohan	120	738,000
Mr. Gajendra	120	738,000
Mr. Tate	95	446,500
Mr. Mazzara	75	315,000

Bonus payouts for each NEO could range from zero to a maximum of 200% of their target annual cash bonus opportunity.
- Corporate Financial Performance Metrics
For 2025, the Committee determined that, for our NEOs, the Annual Cash Bonus Plan for 2025 would be based solely on achievement of corporate financial performance goals and selected revenue and Non-GAAP operating margin as the corporate financial performance metrics under the bonus plan, with each metric weighted equally at 50%. The Committee determined that equal weighting of these metrics was appropriate to balance our aggressive growth ambitions with our focus on sustainable bottom-line profitability and efficiency. Revenue incentivizes our market share expansion while Non-GAAP operating margin ensures that we maintain disciplined expense management. We calculate Non-GAAP operating margin by deducting from our GAAP operating margin the following: (i) non-cash stock-based compensation expenses, (ii) acquisition-related costs incurred in connection with our acquisitions, and (iii) employer payroll taxes related to the time-based vesting and net settlement of RSUs in connection with our IPO. For each metric, the Committee established rigorous performance targets, including threshold, target and maximum performance levels, based on the Company’s annual operating plan and expected business conditions, as set forth under “Annual Cash Bonus Payments” below. Achievement levels and corresponding payout percentages between threshold and target and between target and maximum are calculated using linear interpolation. Threshold performance levels with respect to the financial performance metrics were the minimum performance levels that had to be achieved before participants could receive any annual cash bonus related to these metrics. If the threshold performance level for either metric was not achieved, then no bonus payout would be made under the bonus plan with respect to such metric.
- Annual Cash Bonus Payments
Following the end of fiscal year 2025, our board determined that the corporate financial performance metrics of our NEOs’ annual bonuses was achieved at 180.586% of target, based on our revenue and Non-GAAP operating margin performance, as set forth below.

Performance Level

Performance Metric	Threshold	Target	Maximum	Payout
Revenue 50%	*Amount* | *Performance as % of Target Revenue*			180.586%
	$549.1M 80%	$686.4M 100%	**$852.5M 124.2%** $892.3M 130%	
	80%	100%	200%	
	Payout as % of Target Bonus			
Non-GAAP Operating Margin 50%	*Amount* | *Performance as % of Target Non-GAAP Operating Margin*			180.586%
	22.12% 70%	31.60% 100%	**39.25% 124.2%** 41.08% 130%	
	70%	100%	200%	
	Payout as % of Target Bonus			
			Total Payout	**180.586%**

Based on these results, our NEOs received cash bonus payouts for 2025 in February 2026 as follows:

Named Executive Officer	Actual Bonus Payment ($)
Mr. Mohan	1,332,725
Mr. Gajendra	1,332,725
Mr. Tate	806,316
Mr. Mazzara	568,846

Long-Term Incentive Compensation
Long-term incentive compensation is typically the most significant element of our executive compensation program. The board does not apply a rigid formula for determining the size of annual equity awards to be granted; it grants equity at levels it believes provides a meaningful opportunity for executives to earn rewards linked to the creation of long-term stockholder value. In doing so, it relies on the collective experience and judgment of its members, taking into consideration the scope of an NEO’s role and responsibilities, the criticality of each NEO’s role to our ability to execute our strategic priorities, our CEO’s and COO’s recommendations (other than for their own compensation), the retention value of outstanding unvested equity awards, considerations related to share usage and potential dilution, and peer market data. The board’s decisions are also informed by the advice of its independent compensation consultant.

- 2025 Annual Equity Awards
In July 2025, following its annual review of our executive compensation program, the board determined to grant Messrs. Tate and Mazzara RSU awards with target values as set forth below, with the number of RSUs determined by dividing the target value by the 30-day average share price for the calendar month preceding the grant date (July 24, 2025).

Named Executive Officer	Number of RSUs	Target Value ($)
Mr. Tate	43,238	4,000,000
Mr. Mazzara	16,214	1,500,000

The RSU awards granted to Messrs. Tate and Mazzara in 2025 vest over approximately a four-year period, with one-quarter of the RSUs subject to the award vesting on August 15, 2026, and the remaining RSUs vesting in 12 equal quarterly installments thereafter, in each case subject to the applicable NEO’s continued employment with or service to us through each applicable vesting date. The RSU awards are subject to the terms of the Astera Labs, Inc. 2024 Stock Option and Incentive Plan (the “2024 Plan”).
Prior to our IPO in 2024, our co-founders Messrs. Mohan, our CEO, and Gajendra, our COO, each received a one-time RSU grant. These awards were subject to both time-based vesting, beginning with an initial vesting tranche in early 2025 followed by 12 quarterly vesting dates thereafter (with total vesting over a four year period), and a performance condition tied to the completion of a qualifying liquidity event, which was satisfied in connection with the IPO, and in each case subject to continued service. Our board of directors intended for these RSU grants to be the exclusive equity award that our CEO and COO received through fiscal year 2025, and therefore did not award additional RSUs to either executive in 2025.
The RSU awards granted to the NEOs in 2025 are set forth in the “Summary Compensation Table” and the “2025 Grants of Plan-Based Awards Table” below.
Anticipated Changes to Executive Compensation Program for 2026
In 2025, the Committee initiated a review of the Company’s long-term incentive structure to understand how to further strengthen alignment between executive pay and performance. Beginning in fiscal year 2026, the Company expects to introduce performance-based RSUs (“PSUs”) to complement our time-based RSU program. This design will incorporate rigorous performance metrics and provide a clearer link between long-term value creation and realized compensation.
Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Committee reviews our executive compensation program on an annual basis to ensure consistency with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation-related policies and practices that were in effect during 2025:

What We Do
Practice		Description
✔	Encourage Taking the Long View
We provide heavy emphasis on equity-based compensation with multi-year vesting schedules to encourage durable growth and consistent, well-rounded performance. Our stock price performance is the primary driver of NEOs’ pay outcomes.

✔	Limited Perquisites
NEOs participate in our health and welfare benefits on the same basis as all employees. Other perquisites and personal benefits, if any, are limited and only provided if they serve a sound business purpose.

✔	Double-Trigger Change in Control Requirement	The accelerated vesting of equity awards requires both a change in control (“CiC”) and a qualifying termination during a short period prior to or following such CiC.
✔	Compensation At-Risk	The vast majority of our NEOs’ compensation is “at risk” and delivered in equity to align their interests with those of our stockholders.

What We Do
Practice		Description
✔	Independent Compensation Consultant	The Committee utilizes the services of an independent compensation consultant who does not provide any other services to the Company.
✔	Annual Compensation Review
The Committee annually reviews our compensation philosophy, practices and programs, including whether such philosophy and practices are aligned with our goal of serving all stakeholders over the long-term.

✔	Independent Compensation Committee	Our Committee is comprised solely of independent directors.

What We Don’t Do
Practice		Description
✘	Retirement Programs
Other than our Section 401(k) plan generally available to all employees, we do not offer defined benefit or contribution retirement plans or arrangements or nonqualified deferred compensation plans or arrangements for any employees, including NEOs.

✘	Hedging and Pledging Transactions
Our Insider Trading Compliance Policy prohibits all employees, including our independent directors and NEOs, from engaging in hedging transactions. All pledging is prohibited unless specifically approved by the board of directors. None of our NEOs has pledged any of our securities.

✘	Tax Payments	We do not provide tax reimbursement payments, also known as “gross-ups”.
✘	Dividends	We do not pay dividends or dividend equivalents on unvested equity awards.

Compensation-Setting Process
Role of the Board and Compensation Committee
The Committee is responsible for overseeing the Company’s executive compensation program and for making recommendations to the board of directors regarding compensation decisions for the CEO, COO and other NEOs. In fulfilling this role, the Committee reviews and recommends to the board for approval the corporate goals and objectives used to determine CEO and COO compensation, evaluates performance against those goals, and recommends compensation outcomes to the board of directors based on that assessment. In considering long-term incentive compensation for the CEO and COO, the Committee and board take into account Company performance, stockholder returns, competitive market practices, and the CEO’s and COO’s respective, prior awards.
For other NEOs, the Committee recommends compensation levels to the board, considering individual performance, scope of responsibilities, and market competitiveness.
The Committee also reviews the aggregate compensation of executives and provides oversight of employment agreements, severance and change-in-control arrangements, and any special or supplemental benefits, as appropriate. In addition, the Committee reviews and approves, or in the case of NEOs, recommends to the board for approval, grants and awards under the Company’s incentive and equity compensation plans, including applicable sub-plans, in accordance with the terms of those plans
Role of Management
In performing its responsibilities, the Committee and board consult with Company management, including our CEO, COO, CFO, and Human Resources. Management provides the Committee with information on corporate and individual performance, market compensation data and management’s perspective on compensation matters. The Committee further solicits and reviews our CEO’s recommendations and viewpoints with respect to adjustments to executive officer pay opportunities, program structures and other- related matters for our executive officers, other than himself. The Committee considers these recommendations as one factor in recommending the compensation of our executive officers, including our NEOs to the board for approval. Our co-founders are not present during any deliberations or decision-making regarding their respective compensation.

Role of Compensation Consultant
The Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Committee has engaged the services of Compensia as an outside compensation consultant.
As requested by the Compensation Committee, in 2025, Compensia’s services to the Committee included assisting in the development of our peer group composition; advising on executive compensation matters, including the design and benchmarking of our short-term incentive and long-term incentive programs; reviewing overall individual compensation levels for our executives; evaluating non-employee director compensation for board and committee service; and providing insights on equity-based award design.
The terms of Compensia’s engagement include reporting directly to the Committee chair.
Compensation Peer Group
The Committee and board review compensation relative to a set of companies that compete with us for talent. The peer group is a reference point, and the Committee and board consider our growth profile and hiring markets when evaluating the competitiveness and appropriateness of our executive compensation program.
The peer group data is used as one of several inputs in compensation decision-making, helping to inform the structure and level of pay opportunities. The Committee does not target a specific percentile of the peer group and retains discretion to consider Company performance, individual contributions, internal equity, and other relevant factors when making compensation decisions.
In July 2024, the board formally approved the 2025 peer group as listed below:

Selection Criteria

- **Similar Revenue**

(0.3x) Minimum — (3.0x) Maximum

Trailing four-quarters revenue

- **Similar Market Capitalization**

(0.25x) Minimum — (4.0x) Maximum

30-day average market capitalization

- **U.S.-based, publicly-traded companies**
- **Semiconductor technology industry**

Peer Group

- Allegro MicroSystems*
- Ambarella
- Cirrus Logic
- Credo Technology Group
- Diodes
- Lattice Semiconductor
- MACOM Technology Solutions
- Marvell Technology*
- Microchip Technology*
- Monolithic Power Systems*
- ON Semiconductor*
- Power Integrations*
- Rambus
- Silicon Laboratories
- SiTime
- Synaptics
- Universal Display
- Wolfspeed

*	Denotes a new peer added for 2025.

Other Compensation Practices and Policies
Consideration of Prior Stockholder Votes
As an emerging growth company for fiscal year 2025, we were not required to ask our stockholders to vote on a non-binding, advisory basis, on the compensation of our NEOs or on the frequency of such votes. The Committee and the board consequently did not consider the results of any stockholder advisory vote on executive compensation when determining the compensation of our NEOs in 2025.
Retirement Savings and Health and Welfare Benefits
We participate in a retirement savings plan, or 401(k) plan, which is intended to qualify for favorable tax treatment under Section 401(a) of U.S. Internal Revenue Code of 1986, as amended, or the Code, and contains a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. U.S. employees who are at least 18 years of age are generally eligible to participate on similar terms in the 401(k) plan, subject to certain criteria. Participants may make pre-tax and certain after-tax (Roth) salary deferral contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. Participant contributions are held in trust as required by law. An employee’s interest in his or her salary deferral contributions is 100% vested when contributed. We make matching contributions up to 100% of the first 4% of the amount of employee contributions for 2025 under the 401(k) savings plan.
All of our full-time employees, including our NEOs, are eligible to participate on similar terms in our health and welfare plans, including medical, dental and vision benefits; medical and dependent care flexible spending accounts; short-term and long-term disability insurance; and life and accidental death and dismemberment insurance. Certain executives may elect to waive coverage under these plans and instead receive a cash payment in lieu of participation.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our NEOs except as generally made available to our employees or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment and retention purposes. Perquisites for our CEO and COO included payment on their behalf of required Hart-Scott-Rodino regulatory fees to ensure compliance with required regulatory filing obligations. The board considered it appropriate to pay these expenses because they arose as a result of the operation of the Company’s equity compensation program.
Equity Grant Practices
We do not currently grant stock options or stock appreciation rights, or similar option-like instruments. Accordingly, we have no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information and in fiscal year 2025, no stock options, stock appreciation rights or similar option-like instruments were granted within four business days prior to, or one business day following, the filing or furnishing of a periodic or current report with the SEC. In the event we determine to grant new awards of such options, the board and the Committee will evaluate the appropriate steps to take in relation to the foregoing. While we do not have a formal written policy in place with regard to the timing of awards of options in relation to the disclosure of material, nonpublic information, the Committee and the board do not seek to time equity grants based on information about the Company that has not been publicly disclosed. In addition, the Company will not purposely accelerate or delay the public release of material information in consideration of a pending equity award in order to allow the grantee to benefit from a more favorable stock price. It has been our recent practice to grant most of our equity awards in the form of RSUs.
Stock Ownership Guidelines
To better align the interests of our officers subject to Section 16 of the Exchange Act, including our NEOs (the “Section 16 Officers”), with the long-term interests of our stockholders, we expect our officers (including the NEOs) to maintain an ownership interest in the Company based on the following guidelines:

CEO and President	Other Section 16 Officers
5x Annual Base Salary	2x Annual Base Salary

The CEO, President and other Section 16 Officers are each required to comply with the above guideline by the last day of each fiscal year that occurs on or after the fifth anniversary of becoming a Section 16 Officer of the Company, or, if later, the fifth anniversary of February 16, 2024, the effective date of the Stock Ownership Guidelines Policy. The securities counted toward a target threshold include common stock owned directly or beneficially owned. Unvested RSUs, stock units and other equity awards do not count towards the stock ownership requirement. As of December 31, 2025, based on the 30-day average closing price of the Company’s common stock as reported on Nasdaq Stock Market ending on the trading day immediately preceding, each of our NEOs at the time had exceeded their respective ownership requirements, irrespective of whether they had been in their role for five years.
Compensation Recovery (or Clawback) Policy
Prior to our IPO, our board adopted a Compensation Recovery Policy (the “Clawback Policy”) designed to comply with the requirements of the SEC and Nasdaq listing standards. The Clawback Policy generally provides, subject to certain exceptions, that if we are required to prepare a restatement of our financial statements, we will recover from our executive officers any incentive-based compensation that was erroneously awarded in excess of the amount that otherwise would have been awarded based on restated amounts in the restated financial statements.
The Clawback Policy generally applies to incentive compensation received during the three completed fiscal years preceding the date the Company is required to prepare a financial restatement and provides the Committee with authority to determine the method of recovery. Incentive-based compensation includes any compensation that is granted, earned, or vested based on the attainment of a financial reporting measure of the Company.
In addition, as a public company subject to Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive.
Additional details regarding the Clawback Policy are included in the Company’s Annual Report on Form 10-K.
Offer Letters and Employment Agreements with Our Named Executive Officers
We have entered into offer letters with Messrs. Mohan, Gajendra and Mazzara, and an employment agreement with Mr. Tate, the material terms of which are summarized below. All our named executive officers are subject to our standard confidential information and invention assignment agreement. The numbers below with respect to equity awards were adjusted to reflect the Company’s five-to-one forward stock split in August 2021 and subsequent February 2024 two-for-one reverse stock split.
- Jitendra Mohan
We entered into an offer letter with Mr. Mohan, dated March 13, 2018. Mr. Mohan’s offer letter provides for at-will employment, an initial annual base salary of $160,000, a restricted stock grant for 9,500,000 shares of our common stock, and eligibility to participate in any benefit plans generally made available to employees.
- Sanjay Gajendra
We entered into an offer letter with Mr. Gajendra, dated March 13, 2018. Mr. Gajendra’s offer letter provides for at-will employment, an initial annual base salary of $160,000, a restricted stock grant for 9,250,000 shares of our common stock, and eligibility to participate in any benefit plans generally made available to employees.
- Michael Tate
We entered into an employment agreement with Mr. Tate, dated July 21, 2020, providing for at-will employment. Mr. Tate’s employment agreement provides him with (i) an initial annual base salary of $49,920, (ii) an option to purchase 975,000 shares of our common stock, (iii) eligibility to participate in any benefit plans generally made available to employees, and (iv) reimbursement of reasonable business expenses. In addition, Mr. Tate is subject to our standard confidentiality and non-solicitation covenants.
In February 2026, we entered into a transition services agreement with Mr. Tate in connection with his retirement and resignation as our Chief Financial Officer effective as of March 2, 2026, after which he will serve as a strategic advisor to the Chief Executive Officer through September 1, 2026. During the transition period, he will receive a salary of $131,250, continue to have his outstanding equity awards vest, and remain eligible for Company benefits. In connection with the agreement, Mr. Tate is entitled to receive a severance payment of $1,000, subject to him signing a release of claims and complying with the terms of the agreement.
- Philip Mazzara
We entered into an offer letter with Mr. Mazzara, dated February 7, 2022, providing for at-will employment. Mr. Mazzara’s offer letter provides him with (i) an initial annual base salary of $300,000, (ii) an option to purchase 500,000 shares of the Company’s common stock, (iii) eligibility to participate in employee benefit plans generally available to Company employees, and (iv) reimbursement of reasonable business expenses. In addition, Mr. Mazzara is subject to our standard confidentiality and non-solicitation covenants.
Change of Control and Severance Policy for Principal Executive Officers
We believe that the severance payments and benefits provided under our Change of Control Severance Policy for Principal Executive Officers (the “Severance Policy”), are appropriate in light of the post-employment compensation protections available to similarly situated executive officers at companies in our compensation peer group and are an important component of each executive officer’s overall compensation as they help us to attract and retain our key executives who could have other job alternatives that may appear to them to be more attractive absent these protections. In addition, we believe it is appropriate to provide severance benefits in connection with certain employment terminations occurring in connection with a change in control in order to encourage our executive officers to remain employed with us during an important time when their prospects for continued employment following the transaction are often uncertain. The primary purpose of these arrangements is to keep our most senior executive officers focused on pursuing potential corporate transactions that are in the best interests of our stockholders regardless of whether those transactions may result in their own job loss. All of our NEOs are eligible for the Change of Control Severance Policy for Principal Executive Officers.
Pursuant to the Severance Policy, certain executive officers are eligible for severance upon either a (A) termination by us for any reason other than for “good cause” (as such term is defined in the Severance Policy) or (B) resignation by an eligible executive for “good reason” (as such term is defined in the Severance Policy), in each case, during the period three months prior to or 12 months following a “change of control” (as defined in the Severance Policy), or a Qualifying Termination.
Upon a Qualifying Termination, eligible executives are entitled to (i) a lump-sum payment equal to six (6) months of the executive’s base salary in effect on the termination date, (ii) a lump-sum payment equal to 50% of the executive’s annual target bonus, (iii) a lump-sum payment equal to the executive’s target bonus, pro-rated for the number of months employed during the fiscal year prior to the termination date, (iv) up to six (6) months of company-paid COBRA payments equal to the premiums we would have made to provide health insurance to the executive if the executive had remained employed by us, and (v) with respect to equity incentives, (A) 50% accelerated vesting of all then unvested equity awards as of the executive’s date of termination, if executive has been continuously employed by us for fewer than twenty-four (24) months on the date of termination, or (B) full accelerated vesting of all unvested equity awards as of the executive’s date of termination, if executive has been continuously employed by us for twenty-four (24) months or greater on the date of termination, subject, in each case, to the executive’s timely execution of a separation agreement including a release in favor of us.
Additionally, to the extent the parties to the change of control do not provide for the assumption, continuation or substitution of our equity awards, subject to the executive’s continued employment with us through immediately prior to the effective date of such change of control, all equity awards with time-based vesting conditions that are not vested and/or exercisable immediately prior to the effective time of the change of control shall become fully vested and exercisable as of the effective time of the change of control.
The payments and benefits provided under the Severance Policy in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject an eligible executive to an excise tax under Section 4999 of the Code. If the payments or benefits payable in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the eligible executive.

Compensation Risk Assessment
We believe our compensation structure for all employees does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals. Compensia also provided the Committee with an annual compensation risk assessment of our NEO compensation. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.
Accounting and Tax Considerations
Section 162(m) of the Internal Revenue Code generally limits tax deductibility of compensation paid by a public company to certain current and former executive officers in any year to $1 million. The Committee and board will award non-deductible compensation where it believes doing so is in our and our stockholders’ best interests, regardless of its deductibility.
We account for stock-based compensation in accordance with FASB ASC Topic 718, which requires us to recognize compensation expense for stock-based payments, including stock options, RSUs, PSUs, shares of common stock, and other forms of equity compensation.
Compensation Committee Report
The Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on their review and discussion, the Committee has recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the Company’s 2025 annual report on Form 10-K.
Members of the Compensation Committee
Michael Hurlston, Chair
Bethany Mayer

Executive Compensation Tables
Summary Compensation Table
The following table sets forth information regarding compensation awarded to, earned by, or paid to each of our named executive officers for services rendered to us in all capacities during FY 2025, the fiscal year ended December 31, 2024, or FY 2024, and the fiscal year ended December 31, 2023, or FY 2023, as applicable.

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)(1)	BONUS ($)(2)	STOCK AWARDS ($)(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL ($)
Jitendra Mohan, Co-Founder, Chief Executive Officer	2025	613,750	—	—	1,332,725	277,000	2,223,475
	2024	575,833	—	49,543,417	793,500	13,800	50,926,550
	2023	309,167	170,500	—	—	12,459	492,126
Sanjay Gajendra, Co-Founder, President, Chief Operating Officer(6)	2025	613,750	—	—	1,332,725	274,000	2,220,475
	2024	575,833	—	49,543,417	793,500	13,800	50,926,550
Philip Mazzara, General Counsel and Secretary	2025	418,333	—	1,972,920	568,846	10,952	2,971,051
	2024	392,500	—	1,709,282	276,000	16,200	2,393,982
	2023	309,167	170,500	699,834	—	11,925	1,191,426
Michael Tate, Former Chief Financial Officer	2025	468,333	—	5,261,200	806,316	14,000	6,549,849
	2024	438,333	—	4,632,030	388,125	13,800	5,472,288
	2023	309,167	170,500	971,991	—	—	1,451,658

(1)	The amounts reported reflect annual base salaries paid to our named executive officers for fiscal year (“FY”) 2025, FY 2024 and FY 2023.
(2)	The amounts reported reflect discretionary annual bonuses paid to our NEOs based on our board’s assessment of overall company performance and individual performance for FY 2023.
(3)
The amounts reported represent the aggregate grant date fair value of the RSUs granted to our NEOs during FY 2025, FY 2024 and FY 2023, calculated in accordance with FASB, ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in Note 1 and Note 11 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended FY 2025. The amount reported in this column reflects the accounting cost for the award and does not correspond to the actual economic value that may be received by our NEOs upon vesting and settlement of the shares of RSUs or any sale of the shares.

(4)	The amounts reported reflect annual bonuses paid to our NEOs based on the Company’s achievement of corporate performance objectives under its annual cash bonus plan for FY 2025 and FY 2024.
(5)
The amounts reported for FY 2025 include: $260,000 filing fees under the Hart-Scott-Rodino Act paid by the Company on behalf of Messrs. Mohan and Gajendra, a $3,000 patent award paid to Mr. Mohan under our Patent Award Policy, 401(k) matching contributions in the amounts of $14,000 for each of Messrs. Mohan, Gajendra and Tate and $8,552 for Mr. Mazzara, and $2,400 paid to Mr. Mazzara in connection with his waiver of medical insurance coverage.

(6)	Mr. Gajendra was not a named executive officer in FY 2023.

Grants of Plan-Based Awards for Fiscal Year 2025
The following table presents information concerning grants of plan-based awards to each of our named executive officers as of December 31, 2025.

NAME	GRANT DATE	TYPE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(2)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(3)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)
Jitendra Mohan	—	Cash Award	553,500	738,000	1,476,000	—	—
Sanjay Gajendra	—	Cash Award	553,500	738,000	1,476,000	—	—
Philip Mazzara	—	Cash Award	236,250	315,000	630,000	—	—
	7/24/2025	RSUs	—	—	—	16,214	1,972,920
Michael Tate	—	Cash Award	334,875	446,500	893,000	—	—
	7/24/2025	RSUs	—	—	—	43,238	5,261,200

(1)
The amounts shown represent the threshold, target, and maximum amount of potential cash bonus awards provided for under the annual cash bonus plan. The target amounts are pre-established as a fixed dollar amount. The maximum amounts represent the greatest payout that could have been made if the pre-established performance level was exceeded. Under the Executive Bonus Plan 2025, the maximum amount payable was equal to 200% of the target amount if all the performance criteria were above the maximum. The revenue and Non-GAAP operating margin financial metrics were each weighted at 50%. If performance with respect to the revenue target is between 80% and 100%, payout will be calculated 1:1 based on such achievement. If performance with respect to the Non-GAAP operating margin target is between 70% and 100%, payout will be calculated 1:1 based on such achievement. If performance was below threshold for all the performance criteria, 0% was payable.

(2)
Represents RSUs granted under our 2024 Plan that vest over four years with 25% of each award vesting on August 15, 2026 and the remaining 75% vesting in twelve (12) equal quarterly installments thereafter, subject to the NEO’s continued service with us on each applicable vesting date.

(3)
The amounts reported represent the aggregate grant date fair value of the RSUs, calculated in accordance with FASB, ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in Note 1 and Note 11 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended FY 2025.

Outstanding Equity Awards at 2025 Fiscal Year-End
The following table sets forth information concerning outstanding equity awards held by our NEOs as of December 31, 2025.

NAME	GRANT DATE	STOCK AWARDS
		NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)
Jitendra Mohan	1/25/2024(2)(7)	1,521,188	253,064,836
Sanjay Gajendra	1/25/2024(2)(7)	1,521,188	253,064,836
Philip Mazzara	8/23/2022(3)(7)	5,806	965,886
	8/9/2023(4)(7)	19,355	3,219,898
	1/24/2024(2)(7)	21,094	3,509,198
	8/13/2024(5)(7)	17,397	2,894,165
	7/24/2025(6)(7)	16,214	2,697,361
Michael Tate	8/23/2022(3)(7)	31,710	5,275,276
	8/9/2023(4)(7)	26,886	4,472,755
	1/25/2024(2)(7)	28,125	4,678,875
	8/13/2024(5)(7)	51,546	8,575,193
	7/24/2025(6)(7)	43,238	7,193,074

(1)
This column represents the closing price of our common stock, as reported on Nasdaq, of $166.36 per share on December 31, 2025, the last trading day of FY 2025, multiplied by the number of shares that have not vested as of December 31, 2025.

(2)
25% of the RSUs vested on February 15, 2025 and the remaining 75% of the RSUs vest in 12 equal quarterly installments thereafter, subject to the NEO’s continued service with us on each applicable vesting date.

(3)
25% of the RSUs vested on August 15, 2023 and the remaining 75% of the RSUs vest in 12 equal quarterly installments thereafter, subject to the NEO’s continued service with us on each applicable vesting date.

(4)
25% of the RSUs vested on August 15, 2024 and the remaining 75% of the RSUs vest in 12 equal quarterly installments thereafter, subject to the named executive officer’s continued service with us on each applicable vesting date.

(5)
25% of the RSUs will vest on August 15, 2025 and the remaining 75% of the RSUs vest in 12 equal quarterly installments thereafter, subject to the NEO’s continued service with us on each applicable vesting date.

(6)
25% of the RSUs will vest on August 15, 2026 and the remaining 75% of the RSUs vest in 12 equal quarterly installments thereafter, subject to the NEO’s continued service with us on each applicable vesting date.

(7)
Upon a Qualifying Termination (as defined below), each of Messrs. Mohan, Gajendra, Mazzara, and Tate are entitled to (A) 50% accelerated vesting of all then unvested equity incentives as of his date of termination, if he has been continuously employed by us for fewer than 24 months on the date of termination, or (B) full accelerated vesting of all unvested equity incentives as of his date of termination, if he has been continuously employed by us for 24 months or greater on the date of termination, subject, in each case, to Messrs. Mohan’s, Gajendra’s, Mazzara’s, and Tate’s timely execution of a separation agreement including a release in favor of us.

Option Exercises and Stock Vested in Fiscal Year 2025
The following table sets forth the number of shares acquired and the value realized upon the vesting of RSUs during FY 2025 by each of our NEOs. No stock options were exercised by our NEOs during FY 2025.

	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)
Jitendra Mohan	1,183,147	130,785,065
Sanjay Gajendra	1,183,147	130,785,065
Philip Mazzara	43,121	5,616,550
Michael Tate	140,449	17,225,312

(1)	The value realized on vesting is based on the closing market price per share of our common stock on the vesting date, multiplied by the number of shares subject to RSUs that vested.
2025 Pension Benefits
We did not offer any defined benefit pension plans in FY 2025.
2025 Nonqualified Deferred Compensation
We did not offer any non-qualified deferred compensation arrangements in FY 2025.
Potential Payments Upon Termination or Change in Control
The table below summarizes the payments and other benefits that would be provided to our named executive officers upon the occurrence of certain qualifying termination of employment or a change in control, in any case, occurring on December 31, 2025. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination or (ii) other benefits earned or accrued during employment that are available to all salaried employees and assume that any successor company in a change in control assumed or substituted awards for any outstanding awards under our 2018 Plan or 2024 Plan.

Name	Payments and Benefits	Termination Without Cause or for Good Reason During Change of Control Period(1)
Jitendra Mohan	Cash Severance(2)	1,414,500
	Equity Acceleration(3)	253,064,836
	COBRA Premiums(4)	12,867
	Total	254,492,203
Sanjay Gajendra	Cash Severance(2)	1,414,500
	Equity Acceleration(3)	253,064,836
	COBRA Premiums(4)	12,867
	Total	254,492,203
Philip Mazzara	Cash Severance(2)	682,500
	Equity Acceleration(3)	13,286,508
	COBRA Premiums(4)	—
	Total	13,969,008
Michael Tate	Cash Severance(2)	904,750
	Equity Acceleration(3)	30,195,173
	COBRA Premiums(4)	12,966
	Total	31,112,889

(1)
Amounts in this column represent the estimated value of payments and benefits that would be provided to our NEOs pursuant to the Severance Policy in the event of termination of the executive officer by us for any reason other than for “good cause” or resignation by the executive for “good reason,” in each case, during the period three months prior to or 12 months following a “change of control” (as such terms are defined in the Severance Policy).

(2)
Represents (i) a lump-sum payment equal to six (6) months of the executive officer’s base salary in effect on the termination date, (ii) a lump-sum payment equal to 50% of the executive officer’s annual target bonus, and (iii) a lump sum payment equal to the executive officer’s target bonus, pro-rated for the number of months employed during the fiscal year prior to the termination date, which includes the full target bonus for purposes of this disclosure.

(3)
Represents the value of fully accelerated RSUs based on the number of shares of common stock subject to unvested RSUs, multiplied by $166.36 per share, the closing price of our common stock, as reported on Nasdaq on December 31, 2025, the last trading day of FY 2025.

(4)	Represents six (6) months of company-paid COBRA payments equal to the premiums we would have made to provide health insurance to the executive if the executive had remained employed by us.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K (the “PVP Rules”), we are providing information about the relationship between our Company performance and executive compensation actually paid to our Principal Executive Officer (our “PEO”) and the other NEOs (the “Reported NEOs”), as calculated in accordance with Item 402(v) of Regulation S-K. For further information concerning our pay-for-performance philosophy and how we align executive compensation with our performance, see our Compensation Discussion and Analysis in this Proxy Statement.
In the below pay versus performance table, we provide information about compensation of our NEOs for each of the last two fiscal years (the “Covered Years”). Additionally, we provide information about the results for certain financial performance measures during the Covered Years. Although the PVP Rules require us to disclose “compensation actually paid” (“CAP”), these amounts do not necessarily reflect compensation that our NEOs actually earned in the Covered Years. Instead, “compensation actually paid” reflects a calculation computed in accordance with the PVP Rules, including adjustments to the values of unvested and vested equity awards during the Covered Years based on either year-end or vesting date stock prices and various accounting valuation assumptions. “Compensation actually paid” generally fluctuates due to stock price performance.

Pay Versus Performance
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On:		Net Income/ Loss ($ in thousands)	Revenue ($ in thousands)
					Astera Labs Total Shareholder Return	Peer Group Total Shareholder Return
(1)	(2)	(3)	(2)	(4)	(5)	(6)
2025	$2,223,475	$27,884,205	$3,913,792	$15,242,156	$268.19	$150.21	$219,134	$852,525
2024	$50,926,550	$359,662,304	$28,199,419	$198,924,613	$213.53	$104.71	($83,421)	$396,290

(1)	Jitendra Mohan served as the Company’s PEO for the entirety of fiscal years 2024 and 2025. The Company’s other Reported NEOs for the indicated fiscal years were as follows:
•	2025: Sanjay Gajendra, Philip Mazzara and Michael Tate.
•	2024: Sanjay Gajendra and Michael Tate.
(2)
Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table for the indicated fiscal year in the case of our PEO and (ii) the average of the total compensation reported in the Summary Compensation Table for the other Reported NEOs in the indicated year for such years.

(3)
Amounts reported in these columns represent the compensation actually paid to our PEO for the indicated fiscal year, as calculated under Item 402(v) of Regulation S-K based on his total compensation reported in the Summary Compensation Table for the indicated fiscal years and adjusted per the PVP Rules to determine compensation actually paid. Such adjustments for 2025 are shown in the table below.

PEO
+/-		2025	2024
	Summary Compensation Table - Total Compensation	$2,223,475	$50,926,550
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	$—	$(49,453,417)
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	$—	$358,189,171
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	$51,583,485	$—
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	$—	$—
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(25,922,755)	$—
+	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	$—	$—
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$—
=	Compensation Actually Paid	$27,884,205	$359,662,304

(4)
Amounts reported in these columns represent the average compensation actually paid to the other Reported NEOs in the indicated fiscal year, as calculated under Item 402(v) of Regulation S-K based on their total compensation reported in the Summary Compensation Table for the indicated fiscal years and adjusted per the PVP Rules to determine compensation actually paid. Such adjustments for 2025 are shown in the table below.

NEO Average
+/-		2025	2024
	Summary Compensation Table - Total Compensation	$3,913,792	$28,199,419
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	$(2,411,373)	$(27,087,724)
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	$3,296,812	$189,854,558
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	$19,594,326	$6,729,956
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	$—	$—
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(9,151,400)	$1,228,403
+	Average Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	$—	$—
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$—
=	Compensation Actually Paid	$15,242,156	$198,924,613

(5)	Astera Labs Total Shareholder Return, or TSR, is determined based on the value of an initial fixed investment of $100 in our common stock on March 20, 2024, assuming the reinvestment of any dividends.
(6)	The Peer Group Total Shareholder Return reflects the Philadelphia Semiconductor Index for the years disclosed.
(7)
The Company has identified Revenue as the company-selected measure for the pay versus performance disclosure, as it represents the most important financial performance measure used to link compensation actually paid to the PEO and the other Reported NEOs to the Company’s performance. Revenue was chosen from the following two most important financial performance measures used by the Company to link compensation actually paid to the PEO and Reported NEOs in 2025 to the Company’s performance:

Performance Metrics
Revenue	Refer to “Compensation Discussion and Analysis-Compensation Elements-Annual Cash Incentives,” described above.
Non-GAAP operating margin	Refer to “Compensation Discussion and Analysis-Compensation Elements-Annual Cash Incentives,” described above.

Relationship Between Pay and Performance
Compensation actually paid, as calculated per SEC Item 402(v) of Regulation S-K, reflects cash compensation actually paid as well as changes to the fair values of equity awards during the years shown in the table based on year-end or vesting date stock prices, and various accounting valuation assumptions. Due to how CAP is calculated, CAP as reported for each year does not reflect the actual amounts earned by our NEOs from their equity awards. CAP generally fluctuates annually due to the change in our stock price from year to year.
Below are graphs showing the relationship of “Compensation Actually Paid” to our PEO and other Reported NEOs for our fiscal years 2024 and 2025 to the (1) TSR of both our common stock and the Philadelphia Semiconductor Index, (2) our net income, and (3) revenue, our company selected metric.

Astera Labs, Inc. CAP vs TSR
Compensation Actually Paid ($M)
$400.00
$350.00
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$0.00
Value of $100 Investment from 3/20/2024
$280.00
$230.00
$180.00
$130.00
$80.00
FY 2024
FY 2025
PEO CAP ($M) - Mohan, Jitendra
Avg NEO CAP ($M)
ALAB TSR
Philadelphia Semiconductor Total Return TSR

Astera Labs, Inc. CAP vs Net Income
Compensation Actually Paid ($M)
Net Income ($ in thousands)
$400.00
$350.00
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$0.00
$250,000
$200,000
$150,000
$100,000
$50,000
$0
-$50,000
-$100,000
-$150,000
FY 2024
FY 2025
PEO CAP ($M) - Mohan, Jitendra
Avg NEO CAP ($M)
Net Income ($ in thousands)

Astera Labs, Inc. CAP vs Revenue ($ thousands)
Compensation Actually Paid ($M)
$400.00
$350.00
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$0.00
Revenue ($ thousands)
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
FY 2024
FY 2025
PEO CAP ($M) - Mohan, Jitendra
Avg NEO CAP ($M)
Revenue ($ thousands)

Equity Compensation Plan Information
The following table provides information as of December 31, 2025 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by stockholders(2)	3,865,146(3)	0.86(3)	21,416,884(4)(5)
Equity compensation plans not approved by stockholders	—	—	—
Total	3,865,146	0.86	21,416,884

(1)	The weighted average exercise price is calculated based solely on outstanding stock options. This weighted-average exercise price does not reflect shares subject to RSUs.
(2)
Consists of our 2018 Stock Incentive Plan, as amended, or 2018 Plan; our 2024 Plan; and our 2024 Employee Stock Purchase Plan, or 2024 ESPP. Following our IPO, we did not grant any awards under our 2018 Plan, but all outstanding awards under the plan continue to be governed by their existing terms. The shares of common stock reserved for issuance pursuant to such awards are available for issuance under the 2024 Plan to the extent that any such awards are forfeited, cancelled, or satisfied without the issuance of stock, are held back upon exercise or settlement to cover any exercise price, as applicable, or tax withholding, reacquired by the Company prior to vesting, or are otherwise terminated.

(3)
Does not include purchase rights accruing under the 2024 ESPP as of December 31, 2025 because the purchase rights (and, therefore, the number of shares to be purchased) will not be determined until the end of the purchase period on May 15, 2026.

(4)
Consists of shares available for future issuance under the 2024 ESPP and the 2024 Plan. As of December 31, 2025, 4,469,406 shares of common stock were available for issuance under the 2024 ESPP and 16,947,478 shares of common stock were available for issuance under the 2024 Plan.

(5)
The 2024 Plan provides that the number of shares reserved and available for issuance under the 2024 Plan will automatically increase on January 1, 2025 and each January 1 thereafter, by 5% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser number of shares as determined by our compensation committee. The 2024 ESPP provides that the number of shares reserved and available for issuance will automatically increase on January 1, 2025 and each January 1 thereafter through January 1, 2034, by the lesser of (i) 3,090,666 shares of common stock, (ii) 1% of the outstanding number of shares of our common stock on the immediately preceding December 31, or (iii) such lesser number of shares of common stock as determined by the administrator of the 2024 ESPP. The number in the table does not include the increases from January 1, 2026.

RELATED PERSON TRANSACTION POLICY AND PROCEDURES
Our audit committee charter provides that the audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person will be defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members. In determining whether to approve or ratify any such transaction, our audit committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances and (ii) the extent of the related party’s interest in the transaction.
Since the beginning of fiscal year 2025, there were no known “related person transactions” under the relevant standards, for audit committee review and approval.

PRINCIPAL STOCKHOLDERS
The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of March 1, 2026 by:
•	each of our directors;
•	each of our named executive officers;
•	all of our current nominees, directors and executive officers as a group; and
•	each person, or group of affiliated persons, who is known by us to be a beneficial owner of greater than 5.0% of our common stock.
The column entitled “Shares Beneficially Owned” is based on a total of 171,246,523 shares of our common stock outstanding as of March 1, 2026.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options or RSUs that are currently exercisable or exercisable within 60 days of March 1, 2026 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Astera Labs, Inc., 2345 North First Street, San Jose, CA 95131.

	Shares Beneficially Owned
	Number	Percentage
5% Stockholders
Entities Affiliated with FMR LLC(1)	23,498,437	13.7
Entities Affiliated with The Vanguard Group(2)	12,049,223	7.0
Entities Affiliated with BlackRock, Inc.(3)	10,507,515	6.1
Directors, Named Executive Officers and Other Executive Officers
Jitendra Mohan(4)	7,789,805	4.5
Sanjay Gajendra(5)	7,433,347	4.3
Manuel Alba(6)	1,923,361	1.1
Michael Tate(7)	483,081	*
Stefan Dyckerhoff(8)	443,694	*
Philip Mazzara	66,845	*
Michael Hurlston	54,294	*
Jack Lazar	30,000	*
Craig Barratt	1,213	*
Bethany Mayer(9)	839	*
All current executive officers, nominees and directors as a group (10 persons)	17,751,334	10.4

*	less than one percent.
(1)
Based solely on a Schedule 13G/A filed on November 12, 2024, FMR LLC has sole voting power over 23,441,668 shares of common stock and sole dispositive power over 23,498,437 shares of common stock. Abigail P. Johnson has sole dispositive power over 23,498,437 shares of common stock. All of the securities listed above are beneficially owned, or may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(2)
Based solely on information contained in a Schedule 13G/A filed by The Vanguard Group with the SEC on July 29, 2025. Consists of 12,049,223 shares of common stock beneficially owned by the Vanguard Group as of June 30, 2025. The Vanguard Group had shared voting power with respect to 69,540 shares of common stock, sole dispositive power with respect to 11,858,240 shares of common stock and shared dispositive power with respect to 109,983 shares of common stock. The address of the Vanguard Group is 100 Vanguard Blvd., Malvern,

PA 19355. According to the most recent Schedule 13G/A filed by The Vanguard Group with the SEC on March 27, 2026, The Vanguard Group reported that it beneficially owns 0.0% as of March 13, 2026 following an internal reorganization pursuant to which The Vanguard Group’s beneficial ownership has been disaggregated. In the March 27, 2026 Schedule 13G/A, The Vanguard Group noted that certain subsidiaries or business divisions of subsidiaries of The Vanguard Group that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, will report beneficial ownership separately (on a disaggregated basis) from The Vanguard Group.
(3)
Based solely on information contained in a Schedule 13G/A filed by the BlackRock, Inc. with the SEC on January 21, 2026. Consists of 10,507,515 shares of common stock beneficially owned by BlackRock. BlackRock has sole voting power with respect to 9,904,532 shares of common stock, shared voting power with respect to zero shares of common stock, sole dispositive power with respect to 10,507,515 shares of common stock, and shared dispositive power with respect to zero shares of common stock. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(4)
Consists of 7,479,232 shares of common stock held estate planning trusts of which Mr. Mohan is a trustee, 1,390,000 of which are held in estate planning trusts of which our President may also be deemed to have voting and dispositive power, and 1,600,001 shares held in estate planning trusts over Mr. Mohan may be deemed to have voting and dispositive power.

(5)
Consists of 5,864,213 shares of common stock held in an estate planning trust of which Mr. Gajendra is a trustee and 1,390,000 shares held in estate planning trusts over which Mr. Gajendra may be deemed to have voting and dispositive power, of which our Chief Executive Officer is the trustee.

(6)
Consists of 5,000 shares held by Mr. Alba’s spouse, 1,574,498 shares of common stock held by the Manuel Alba-Marquez in trust for Alba 2003 Living Trust, of which Mr. Alba and his spouse are co-trustees, and 352,863 shares of common stock held by Casa Alameda 2007, LLC, of which Mr. Alba is manager.

(7)	Consists of 21,013 shares of common stock held by Mr. Tate and 450,281 shares of common stock held by the Tate 1997 Living Trust Dated April 24, 1997, of which Mr. Tate is a trustee.
(8)
Consists of (i) 71,803 shares of common stock held by Mr. Dyckerhoff, (ii) 371,891 shares of common stock held by various trusts, for which Mr. Dyckerhoff is a trustee, and (iii) 7,936 shares of common stock held by a limited partnership for which Mr. Dyckerhoff is a trustee of a trust, which is the general partner.

(9)	Consists of 839 shares of common stock held in an estate planning trust of which Ms. Mayer is a trustee.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports filed on the SEC’s EDGAR system and written representations that no other reports were required, during the fiscal year ended December 31, 2025, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that two Form 4s, each reporting the award of restricted stock units (one for each of Messrs. Tate and Mazzara) were filed one day late due to an administrative error.

REPORT OF THE AUDIT COMMITTEE
The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with our management. The audit committee has also reviewed and discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or the PCAOB. The audit committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with PricewaterhouseCoopers LLP its independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and be filed with the SEC.
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF ASTERA LABS, INC.
Jack Lazar, Chair
Craig Barratt
Bethany Mayer
April 12, 2026
The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” notices of internet availability of proxy materials or other annual meeting materials with respect to two or more stockholders sharing the same address. This means that only one copy of our notice of internet availability of proxy materials or other meeting materials may have been sent to multiple stockholders in your household unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you want to receive separate copies of the notice of internet availability of proxy materials or other annual meeting materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us. You may contact us and we will promptly deliver a separate copy of any such document to you upon written or oral request to Astera Labs, Inc., 2345 North First Street, San Jose, CA 95131, Attention: Secretary, telephone: (408) 766-3806.
STOCKHOLDER PROPOSALS
A stockholder who would like to have a proposal presented at the 2027 annual meeting of stockholders, pursuant to Rule 14a-8 of the Exchange Act, must be received by us no later than December 24, 2026 in order to be included in the proxy statement relating to that meeting. However, if the date of the 2027 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2027 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Rule 14a-8 proposals must be delivered by mail to our principal executive offices. Stockholder proposals should be addressed to Astera Labs, Inc., 2345 North First Street, San Jose, CA 95131, Attention: Secretary. We also encourage you to submit any such proposals via email to corporatesecretary@asteralabs.com.
In addition, our bylaws require that we be given advance notice of nominations of persons for election to the board of directors and the proposal of other business to be considered by stockholders for action at an annual meeting of stockholders (other than matters included in our proxy statement in accordance with Rule 14a-8 under the Exchange Act). For nominations or other business to be properly brought before an annual meeting in accordance with our bylaws, the stockholder must have given timely notice in writing to the Secretary of the Company and have provided the other information and satisfied the other requirements described in our bylaws. To be timely, the required notice must be in writing and received by our corporate secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is first convened more than 30 days before, or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received by the corporate secretary not later than the close of business on the later of (A) the 90th day prior to such annual meeting or (B) the tenth day following the day on which public announcement of the date of such meeting is first made. For stockholder proposals to be brought before the 2027 annual meeting of stockholders, the required notice must be received by our Secretary at our principal executive offices no earlier than February 4, 2027 and no later than March 6, 2027. Stockholder proposals and the required notice should be addressed to Astera Labs, Inc., 2345 North First Street, San Jose, CA 95131, Attention: Secretary. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.
OTHER MATTERS
Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

APPENDIX A

NON-GAAP FINANCIAL MEASURES
Discussion of Non-GAAP Financial Measures
We use certain non-GAAP financial measures, including those concerning our financial outlook, to supplement the performance measures in our consolidated financial statements, which are presented in accordance with GAAP. A reconciliation of these non-GAAP measures to the closest GAAP measure can be found later in this release. The timing and impact of any adjustments to arrive at the corresponding GAAP financial measures concerning our financial outlook are inherently dependent on future events that are typically uncertain or that may be outside of our control. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin. We use these non-GAAP financial measures for financial and operational decision-making and as a means to assist us in evaluating period-to-period comparisons. By excluding certain items that may not be indicative of our recurring core operating results, we believe that, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin provide meaningful supplemental information regarding our performance. Accordingly, we believe these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by our institutional investors and the analyst community to help them analyze the health of our business. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.
We adjust the following items from one or more of our non-GAAP financial measures:
Stock-based compensation expense
We exclude non-cash stock-based compensation expense from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate non-cash stock-based compensation expense using a variety of valuation methodologies and subjective assumptions. Moreover, stock-based compensation expense is a non-cash charge, which can vary significantly from period to period for reasons that are unrelated to our core operating performance, and therefore excluding this item provides investors and other users of our financial information with information that allows meaningful comparisons of our business performance across periods.
Acquisition-related costs
We exclude acquisition-related costs incurred in connection with our acquisitions, which we generally would have not otherwise incurred in the periods presented as part of our continuing operations. Acquisition-related costs include certain incremental expenses incurred to effect a business combination such as third-party costs: advisory, legal, accounting, valuation, and other professional fees. We believe that providing the non-GAAP measures excluding these costs assists our investors because such costs are not reflective of our ongoing operating results.
Employer payroll taxes related to stock-based compensation resulting from our IPO
We exclude employer payroll taxes related to the time-based vesting and net settlement of restricted stock units in connection with our initial public offering (the “IPO”), because this does not correlate to the operation of our business. We believe that excluding this item provides meaningful supplemental information regarding operational performance given the amount of employer payroll tax-related items on employee stock transactions was immaterial prior to our IPO.
A-1

ASTERA LABS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands, except percentages)

Year Ended December 31, 2025
GAAP gross profit	$645,261
Stock-based compensation expense upon IPO(1)	—
Stock-based compensation expense	1,123
Non-GAAP gross profit	$646,384

GAAP gross margin	75.7%
Stock-based compensation expense upon IPO(1)	—
Stock-based compensation expense	0.1
Non-GAAP gross margin	75.8%

GAAP operating income (loss)	$173,423
Stock-based compensation expense upon IPO(1)	—
Stock-based compensation expense	160,033
Acquisition-related costs(2)	950
Employer payroll tax related to stock-based compensation from IPO(3)	—
Non-GAAP operating income	$334,406

GAAP operating margin	20.3%
Stock-based compensation expense upon IPO(1)	—
Stock-based compensation expense	18.8
Acquisition-related costs(2)	0.1
Employer payroll tax related to stock-based compensation from IPO(3)	—
Non-GAAP operating margin	39.2%

(1)
Stock-based compensation expense recognized in connection with the time-based vesting and settlement of RSUs that had previously met the time-based vesting condition and for which the liquidity event vesting condition was satisfied in connection with our IPO.

(2)
Acquisition-related costs include certain incremental expenses incurred to effect a business combination such as third-party costs related to advisory, legal, accounting, valuation, and other professional fees.

(3)
Employer payroll taxes related to the time-based vesting and settlement of RSUs that had previously met the time-based vesting condition and for which the liquidity event vesting condition was satisfied in connection with our IPO.

A-2

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 3, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 3, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V96356-P47872 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ASTERA LABS, INC.

The Board of Directors recommends you vote FOR the following director nominees:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Sanjay Gajendra
02) Craig Barratt
03) Michael Hurlston

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote ONE YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. To approve, on an advisory basis, the frequency of holding future advisory votes to approve the compensation of our NEOs.	☐	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V96357-P47872

ASTERA LABS, INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 4, 2026 8:00 AM PDT
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Desmond Lynch, Philip Mazzara and Jitendra Mohan, and each of them, as proxies of the undersigned, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ASTERA LABS, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., PDT on June 4, 2026, at the Offices of Astera Labs, Inc. at 2345 North First Street, San Jose, California 95131 United States, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each of the director nominees listed in Proposal 1, FOR Proposals 2 and 3, and for a ONE YEAR frequency in Proposal 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

IF YOU ELECT TO VOTE BY MAIL, PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

Continued and to be signed on reverse side